Exhibit 4.33

LEASE EXTENSION AND AMENDING AGREEMENT

THIS AGREEMENT made this 29th day of November, 2005.

BETWEEN: UNITED KINGDOM BUILDING LIMITED (the "Landlord") - and - NEVADA GEOTHERMAL POWER INC. (the "Tenant") WHEREAS:	OF THE FIRST PART OF THE SECOND PART

A.

By a lease dated the 19th day of February, 2002, the Landlord's predecessor in interest leased to the Tenant for a term (the "Term") of four (4) years commencing on the 1st day of June, 2002 and ending on the 31st day of May, 2006, certain premises (the "Leased Premises") containing a certified area of one thousand eight hundred seventy-five (1,875) square feet shown outlined on the plan attached to the Lease as Schedule "A", located at Suite 900 - 909 Granville Street, Vancouver, BC;

B.

By an Assignment of Lease dated August 23, 2004, the Lease was assigned from Continental Ridge Resources Inc. to Nevada Geothermal Power Inc. effective August 23, 2004 (the "Assignment of Lease");

C.

The original Lease, the Assignment of Lease and this Lease Extension and Amending Agreement are herein collectively referred to as the "Lease";

D.

The parties have agreed to reduce the Rentable Area of the Leased Premises and extend the Term of the Lease for a further period of five (5) years so as to end on the 31st day of May, 2011, upon the terms and conditions as are contained in the Lease as amended in this agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and agreements between the parties and the sum of One Dollar ($1.00) that has been paid by each of the parties to the others, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.

The foregoing recitals are true in substance and in fact.

2.

The Rentable Area of the Leased Premises is hereby reduced to one thousand six hundred and sixty-four (1,664) square feet commencing on the 1st day of January, 2006 (the "Effective Date") and the Term of the Lease is hereby extended for a further period of five (5) years (the "Renewal Term"), commencing on the 1st day of June, 2006, and ending on the 31st day of May, 2011, upon the same terms, covenants and conditions as are contained in the Lease, except that the Lease shall be amended pursuant to the amendments contained in Paragraph 3 of this Agreement.

3.

The parties acknowledge and agree that as and from the Effective Date, the Lease is hereby amended to provide as follows:

(a)

Item 5 of the Term Sheet of the Lease is hereby amended by replacing the following:

Approximately 1,664 square feet, subject to adjustment in accordance with the definition of Rentable Area and Section 4.08.

(b)

Item 7 of the Term Sheet of the Lease is hereby amended by adding the following:

(c) First Day of Renewal Term:

June 1, 2006

(d) Last Day of Renewal Term:

May 31, 2011

(c)

Item 8 of the Term Sheet of the Lease is hereby deleted in its entirety and replaced with the following:

The Tenant shall pay to the Landlord as annual basic rent (the "Basic Rent"), without any deduction, set-off or abatement, as follows:

(a)

for the period January 1, 2006 to May 31, 2006, the amount of nineteen thousand nine hundred sixty-eight dollars and no cents ($19,968.00) per annum payable in equal consecutive monthly instalments of one thousand six hundred sixty-four dollars and no cents ($1,664.00) each in advance on the first day of each and every calendar month, based upon an annual rate of twelve dollars and no cents ($12.00) per square foot per annum of the Rentable Area of the Leased Premises; and

(b)

For the said Renewal Term commencing June 1, 2006 and ending May 31, 2011, the Basic Rent shall be twenty-one thousand six hundred thirty-two dollars and no cents ($21,632.00) per annum, in equal monthly instalments of one thousand eight hundred two dollars and sixty-seven cents ($1,802.67) each and payable on the first day of each month based upon a rate of thirteen dollars and no cents ($13.00) per square foot per annum of the Rentable Area of the Leased Premises,

(d)

Schedule "A" of the Lease is hereby deleted in its entirety and replaced with the following.

(e)

Schedule "D" of the Lease is hereby deleted in its entirety and replaced with the following.

(f)

Schedule "E" of the Lease is hereby deleted in its entirety and replaced with the following.

(g)

"Renewal Term" means the period of time commencing on the 1st day of June, 2006,set out in Item 7(c) and (d) of the Term Sheet, unless sooner terminated.

(h)

Each reference to Term contained in the Lease shall be deemed to include the Renewal Term.

(i)

For certainty, the Tenant shall have no further rights of renewal under this Lease.

4.

The Tenant represents and warrants that it has the right, full power and authority to agree to these amendments to the Lease, and other provisions contained in this Agreement.

5.

The parties confirm that the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement. It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

6.

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, permitted successors and permitted assigns as the case may be.

IN WITNESS WHEREOF of the parties hereto have executed this Agreement.

UNITED KINGDOM BUILDING LIMITED

Per:	/s/ Ben Yeung
Authorized Signature Director

Per:
Authorized Signature

I/We have the authority to bind the company.

NEVADA GEOTHERMAL POWER INC.

Per:	/s/ Brian Fairbank
Authorized Signature

Per:
Authorized Signature

I/We have the authority to bind the company.

SCHEDULE “A”

PLAN SHOWING LEASED PREMISES

Office Lease – General
Revised 01/2000

1

SCHEDULE "D"
LANDLORD'S WORK

In consideration for the Tenant renewing these Leased Premises, the Landlord agrees to complete the following leasehold improvements at the Landlord's expense.

-

supply and install base building carpet; and

-

paint the Leased Premises.

The Landlord and Tenant acknowledge that all other Leasehold Improvements will be completed at the Tenant's expense, in accordance with Section 7.04 of the Lease.

SCHEDULE "E"
ADDITIONAL COVENANTS, AGREEMENTS AND CONDITIONS

Notwithstanding anything else contained in this Agreement, the Landlord agrees to grant the Tenant one (1) month of free Basic Rent for the month of January 2006. The Tenant agrees to pay its Proportionate Share of Occupancy Costs and Taxes during this free Basic Rent period.

MORGUARD REAL ESTATE INVESTMENT TRUST

(Landlord)

- and -

CONTINENTAL RIDGE RESOURCES INC.
(Tenant)

LEASE OF OFFICE SPACE
MULTI-TENANT OFFICE PROJECT

LEASED PREMISES: Suite 900 - 409 Granville Street

Vancouver, British Columbia

Office Lease – General
Revised 01/2000

I N D E X

SECTION

TERM SHEET

ARTICLE 1.00 - DEFINITIONS

1.01

Definitions

ARTICLE 2.00 - GRANT OF LEASE AND GENERAL COVENANTS

2.01

Grant

2.02

Landlord's General Covenants

2.03

Tenant's General Covenants

ARTICLE 3.00 - TERM AND POSSESSION

3.01

Term

3.02

Early Occupancy

3.03

Delayed Possession

3.04

Acceptance of Leased Premises

ARTICLE 4.00 - RENT

4.01

Rent

4.02

Security Deposit

4.03

Intent

4.04

Payment of Rent - General

4.05

Partial Month

4.06

Payment of Tenant's Occupancy Costs

4.07

Estimates of Indirect Expenses and Resolution of Disputes

4.08

Area Determination

4.09

Vacancy

4.10

Method of Payment

ARTICLE 5.00 - USE AND OCCUPATION

5.01

Use of Leased Premises

5.02

Compliance with Laws

5.03

Prohibited Uses

5.04

Common Elements

5.05

Hazardous Use

5.06

Security interest

5.07

Rules and Regulations

5.08

Permitted Signs

5.09

Prohibited Signs

5.10

Window Coverings

5.11

Parking

5.12

Authorization of Enquiries

5.13

Records

5.14

Overloading

ARTICLE 6.00 - SERVICES, MAINTENANCE, REPAIR AND ALTERATIONS BY THE LANDLORD

6.01

Operation of Project

6.02

Building Services and Facilities

6.03

Maintenance, Repair and Replacement

6.04

Alterations / Renovations by Landlord

6.05

Access by Landlord

6.06

Energy Conservation

6.07

Supervision and Extended Services

6.08

Landlord's Work

6.09

Control by the Landlord

Office Lease – General
Revised 01/2000

ARTICLE 7.00 - PAYMENT FOR SERVICES AND MAINTENANCE, REPAIR AND ALTERATIONS BY THE TENANT

7.01

Utilities

7.02

Lights

7.03

Heating, Ventilation and Air-Conditioning

7.04

Alterations by Tenant

7.05

Tenant's Fixtures and Personal Property

7.06

Maintenance and Repair

7.07

Inspection

7.08

Failure to Maintain

7.09

Liens

7.10

Roof

ARTICLE 8.00 - TAXES

8.01

Taxes Payable by Landlord

8.02

Taxes Payable by Tenant

8.03

Tax Increases Attributable to Tenant

8.04

GST

8.05

Landlord's Election

8.06

Right 10 Contest

ARTICLE 9.00 - INSURANCE, LIABILITY AND ENVIRONMENTAL

9.01

Landlord's insurance

9.02

Tenant's Insurance

9.03

Placement of Tenant's Insurance by Landlord

9.04

Limitation of Landlord's Liability

9.05

Environmental Issues

ARTICLE 10.00 - DAMAGE AND DESTRUCTION

10.01

Limited Damage to Leased Premises, Access or Services
10.02

Major Damage to Leased Premises

10.03

Damage to Building

10.04

No Abatement

10.05

Notify Landlord

10.06

Expropriation

ARTICLE 11.00 - DEFAULT

11.01

Arrears

11.02

Costs of Enforcement

11.03

Performance of Tenant's Obligations

11.04

Events of Default

11.05

Remedies on Default

11.06

Availability of Remedies

11.07

Waiver

11.08

Waiver of Exemption and Redemption

11.09

Companies' Creditors Arrangement Act

ARTICLE 12.00 - ASSIGNMENT, SUBLETTING AND OTHER TRANSFERS

12.01

Request for Consent

12.02

Basis for Consent

12.03

Terms and Conditions Relating to Consents

12.04

Subsequent Transfers

12.05

Profit Rents upon Transfers

12.06

Advertising

12.07

Grant of Security Interest by Transferee

ARTICLE 13.00 - TRANSFERS BY LANDLORD

13.01

Sale, Conveyance and Assignment

13.02

Effects of Transfer

13.03

Subordination

13.04

Attornment

13.05

Effect of Attornment

13.06

Repurchase

Office Lease – General
Revised 01/2000

ARTICLE 14.00 - SURRENDER

14.01

Possession and Restoration

14.02

Tenant's Trade Fixtures and Personal Property

14.03

Overholding

ARTICLE 15.00 - GENERAL

15.01

Estoppel Certificates

15.02

Entire Agreement

15.03

No Registration of Leases or Notices

15.04

Project Name and Trademarks

15.05

Demolition / Substantial Renovation

15.06

Relocation

15.07

“For Lease” Signs

15.08

Unavoidable Delays

15.09

Limitation of Recourse

15.10

Notice

15.11

Delegation of Authority

15.12

Relationship of Parties

15.13

Governing Law

15.14

Amendment or Modification

15.15

Legal and Administration Costs

15.16

Construction

15.17

Captions and Headings

15.18

Interpretation

15.19

Time of the Essence

15.20

Successors and Assigns

15.21

Counterparts

15.22

Further Schedules

15.23

Independent Legal Advice

15.24

No Offer

15.25

Landlord's Security Interest

15.26

Survival of Covenants and Indemnities

15.27

Exculpatory Provisions

15.28

Brokerage Commissions

15.29

Covenants to be Performed at Landlord's Option

15.30

Radiation

SCHEDULES

Schedules	"A" -	Plan Showing Leased Premises
Schedules	"A-1” -	Legal Description of Land
Schedules	"B" -	Definitions
Schedules	"C" -	Rules and Regulations
Schedules	"D" -	Landlord’s Work
Schedules	"E" -	Additional Covenants, Agreements and Conditions (if any)
~~Schedules~~	~~"F"~~ -	~~Indemnity Agreement (if applicable)~~
Schedules	"G" -	Security Interest
Schedules	"H" -	Contents of Leased Premises

Office Lease – General
Revised 01/2000

TERM SHEET

1. (a)	LANDLORD: Address of Landlord's Manager:	MORGUARD REAL ESTATE INVESTMENT TRUST c/o MORGUARD INVESTMENTS LIMITED Suite 1650 -409 Granville Street Vancouver, B.C. V6C 1T2
Telephone: [604] 681-9474
Fax Number: [604] 685-0161
(b)	Landlord's "Environmental Contact":	Director, Environmental Affairs & Risk Management
(c)	Landlord's Head Office:	One University Avenue
Suite 41500
Toronto, Ontario
M5J 2V5
Attention: Senior Vice-President, Property Management
Telephone: [416] 862-3800
Fax Number: [416] 862-3799
2.	TENANT (legal name):	CONTINENTAL RIDGE RESOURCES INC.
(a)	Address of Leased Premises:	Suite 900 - 409 Granville Street
Vancouver, British Columbia
V6C 1T2
Attention: Brian Fairbank Telephone: [609] 688-1553 Fax Number: [604] 688-5926

3.	Project Name and Address:	UNITED KINGDOM BUILDING
409 Granville Street
Vancouver, B. C., V6C 1T2
4.	Leased Premises:	Attached as Schedule "A" to the Lease is a plan of the Project showing the Leased Premises by a distinguishing outline. The Leased Premises are designated as Suite 900.

5.	Rentable Area of Leased Premises:	Approximately 1,875 square feet, subject to adjustment in accordance with the definition of Rentable Area and Section 4.08.

6.	(a) Security Deposit:	$3,870.39 (Section 4.02)
	(b) Other Deposit:	$3,703.02 (Schedule "E")
7.	Term:	Four (4) years
	(a) First Day of Term:	June 1, 2002
(hereinafter referred to as the "Commencement Date")
	(b) Last Day of Term:	expiring May 31, 2006

Office Lease – General
Revised 01/2000

1

8.	Basic Rent:	The Tenant shall pay to the Landlord as annual basic rent (the"Basic Rent"), without any deduction, set off or abatement, as follows

(a)

for Lease Years 1 to 2, the amount of $20,625.00 per annum payable in equal consecutive monthly instalments of $1,718.75 each in advance on the first day of each and every calendar month from the Commencement Date, based upon an annual rate of $11.00 per square foot per annum of the Rentable Area of the Leased Premises.

(b)

for Lease Years 3 to 4 the amount of $22,500.00 per annum payable in equal consecutive monthly instalments of $1,875.00 each in advance on the first day of each and every calendar month, based upon an annual rate of $12.00 per square foot per annum of the Rentable Area of the Leased Premises.

9.	Use of Leased Premises:	The Leased Premises shall be used solely for the purpose of general office for a resource company.
10.	Environmental Issues:	Lease Section 9.05: Applies X Does not apply Rider 1 (Section 9.05): Applies Does not apply X
11.	Indemnifier:	N/A
12.	Additional Covenants, Agreements and Conditions (if any) are more particularly set out in Schedule "E".
- Signage
- Other Deposit
- Early Access

Office Lease – General
Revised 01/2000

2

LEASE OF OFFICE SPACE

MULTI-TENANT OFFICE BUILDING

THIS LEASE is made as of the 191h day of February, 2002.

BETWEEN:

MORGUARD REAL ESTATE INVESTMENT TRUST,

(the "Landlord")

OF THE FIRST PART

AND:

CONTINENTAL RIDGE RESOURCES INC.,

a Company duly incorporated under the laws of the Province of British Columbia;

(the "Tenant")

OF THE SECOND PART

IN CONSIDERATION of the mutual covenants contained herein, the parties hereby agree as follows:

ARTICLE 1.00

DEFINITIONS

1.01

Definitions - In this Lease the terms defined in Schedule "B" shall have the meanings designated therein respectively.

ARTICLE 2.00
GRANT OF LEASE AND GENERAL COVENANTS

2.01

Grant - The Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord the Leased Premises, to have and to hold during the Term, subject to the terms and conditions of this Lease.

2.02

Landlord's General Covenants - The Landlord covenants with the Tenant:

(a)

subject to the provisions of this Lease, for quiet enjoyment of the Leased Premises so long as the Tenant shall observe and perform all of the covenants and obligations of the Tenant herein; and

(b)

to observe and perform all the covenants and obligations of the Landlord herein.

2.03

Tenant's General Covenants - The Tenant covenants with the Landlord:

(a)

to pay Rent without any deduction, abatement or set-off whatsoever; and

(b)

to observe and perform all the covenants and obligations of the Tenant herein.

ARTICLE 3.00
TERM AND POSSESSION

3.01

Term - The Term of this Lease shall begin on the Commencement Date and end on the date set out in Item 7(b) of the Term Sheet unless terminated earlier as provided in this Lease.

3.02

Early Occupancy - The Tenant may, with the Landlord's prior written consent, use and occupy the Leased Premises or portions thereof before the Commencement Date. In the event of early occupancy, the Tenant shall pay to the Landlord on the date of occupancy a rental for the period from the date the Tenant begins to use or occupy the Leased Premises or portions thereof to the Commencement Date, which rental shall be that proportion of the Rent for the first calendar year of the Term which the number of days in such period is of 365, multiplied by that proportion that the part of the Leased Premises used and occupied from time to time by the Tenant prior to the Commencement Date is of the total area of the Leased Premises. Except where clearly inapplicable, all provisions of this Lease shall apply during such period.

Office Lease – General
Revised 01/2000

3.03

Delayed Possession - If the Landlord is unable to deliver possession of all or any portion of the Leased Premises by the Commencement Date, this Lease shall remain in full force and effect and the Tenant shall take possession of the Leased Premises on the date when the Landlord delivers possession of all of the Leased Premises, which date shall be conclusively established by notice in writing from the Landlord to the Tenant at least ten (10) days before such date. The Landlord shall not be liable to the Tenant for any loss, damage or inconvenience resulting from any delay in delivering possession of the Leased Premises but, unless the delay is caused by or attributable to the Tenant, its servants, agents or independent contractors, no Rent shall be payable by the Tenant for the period prior to the date on which the Landlord can deliver possession of all of the Leased Premises, unless the Tenant elects to take possession of a portion of the Leased Premises, in which case Rent shall be payable in respect thereof from the date such possession is so taken. Despite anything contained to the contrary in this Section 3.03, if the Landlord is of the opinion that it is unable to deliver possession of all or any part of the Leased Premises by the expiration of six (6) months from the Commencement Date, the Landlord shall have the right to terminate this Lease upon written notice to the Tenant, whereupon neither party shall have any liability to the other.

3.04

Acceptance of Leased Premises - Taking possession of all or any portion of the Leased Premises by the Tenant shall be conclusive evidence as against the Tenant that the Leased Premises or such portion thereof and the Common Elements are in satisfactory condition on the date of taking possession, subject only to latent defects and to deficiencies (if any) listed in writing in a notice delivered by the Tenant to the Landlord not more than ten (10) days after the date of taking possession.

ARTICLE 4.00

RENT

4.01

Rent - The Tenant shall pay to the Landlord as Rent for the Leased Premises the aggregate of:

(a)

Basic Rent in respect of each year of the Term, payable in advance and without notice or demand in monthly installments as set out in Item 8 of the Term Sheet commencing on the Commencement Date and on the first day of each calendar month thereafter during the Term;

(b)

Tenant's Occupancy Costs, which shall include Tenant's Proportionate Share of Taxes, during the Term, payable in monthly installments at the times and in the manner provided in Section 4.06; and

(c)

all amounts (other than payments under Sections 9.01(a) and (b)) payable by the Tenant to the Landlord under this Lease, at the times and in the manner provided in this Lease or, if not so provided, as reasonably required by the Landlord.

4.02

Security Deposit - The Landlord acknowledges receipt on or before the Commencement Date of the amount set out in Item b(a) of the Term Sheet (the "Security Deposit") to be held by the Landlord, without any liability whatsoever on the part of the Landlord for the payment of interest thereon, as a security deposit for the faithful performance by the Tenant of the terms, covenants and conditions of this Lease during the Term hereof and not to be applied on account of Rent except as otherwise provided in this Section 4.02. The Security Deposit will not be a limitation on the Landlord's damages or other rights and remedies available under this Lease or at law or equity, nor shall the Security Deposit be either a payment of liquidated damages or an advance payment of Rent. The Landlord shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit and shall not assume the duties of a trustee for the Security Deposit. The Security Deposit shall not be mortgaged, assigned or encumbered by the Tenant and the Landlord shall not be bound by any such mortgage, assignment or encumbrance. It is understood and agreed between the parties that any portion of the Security Deposit may, at the Landlord's option, be applied toward the payment of overdue or unpaid Rent and may also be applied as compensation to the Landlord for any loss or damage sustained with respect to the breach on the part of the Tenant of any terms, covenants and conditions of this Lease, provided in all cases, however, that the Tenant's liability hereunder is not limited to the amount of the Security Deposit. If during the Term any portion of the Security Deposit is so applied, then the Tenant shall on written demand deliver to the Landlord a sufficient amount in cash or by certified cheque to restore the Security Deposit to the original sum deposited. The Landlord shall refund to the Tenant after the expiry date of this Lease any portion of the Security Deposit not used by the Landlord after application by the Landlord to any damage incurred by the Landlord by reason of the default of the Tenant under the terms of this Lease. It is further provided that the Landlord will be discharged from all liability to the Tenant with respect to the Security Deposit to the extent that it is transferred to any purchaser of the Landlord's interest in the Leased Premises.

4.03

Intent - It is the stated purpose and intent of the Landlord and the Tenant that this Lease and the Rent shall be fully net to the Landlord.

4.04

Payment of Rent - General - All amounts payable by the Tenant to the Landlord pursuant to this Lease shall be deemed to be Rent and shall be payable and recoverable as Rent in the manner herein provided and the Landlord shall have all rights against the Tenant for default in any such payment as in the case of arrears of Rent. Rent shall be paid to the Landlord in lawful money of Canada, without deduction, abatement or set-off, at the local address of the Landlord set out in Item 1 of the Term Sheet or to such other Person or such other address as the Landlord may from time to time designate in writing. The Tenant's obligation to pay Rent shall survive the expiration or earlier termination of this Lease. Any Rent or other sum received or accepted by the Landlord and paid by anyone other than the Tenant, on behalf of the Tenant, shall not release or in any way affect the covenants of the Tenant set out in this Lease and is not to be construed by the Tenant as the Landlord's consent to a Transfer under Article 12.00. Any Rent or other sum received by the Landlord from or for the account of the Tenant while

Office Lease – General
Revised 01/2000

the Tenant is in default under this Lease may be applied at the Landlord's option to the satisfaction in whole or in part of any of the obligations of the Tenant then due under this Lease in such manner as the Landlord sees fit regardless of any designation or instruction of the Tenant to the contrary.

4.05

Partial Month - If the Commencement Date is a day other than the first day of a calendar month, the instalment of Rent payable on the Commencement Date shall be that proportion of annual Rent payable as of the Commencement Date which the number of days from the Commencement Date to the last day of the month in which the Commencement Date falls is of 365. If the Term ends on a day other than the last day of a calendar month, the instalment of Rent payable on the first day of the calendar month in which the last day of the Term falls shall be that proportion of annual Rent then payable which the number of days from the first day of such last calendar month to the last day of the Term is of 365.

4.06

Payment of Tenant's Occupancy Costs

(1)

Estimate and Payment:

(a)

The Landlord shall deliver to the Tenant a written estimate or a written revised estimate of: (i) Tenant's Occupancy Costs for each Fiscal Year; and (ii) Tenant's Proportionate Share of those Taxes that are imposed against the Project or any part of it including the Common Elements. The Tenant shall pay to the Landlord the amount so estimated in equal monthly instalments (except as otherwise required in this Section 4.06 with respect to Property Taxes) in advance over that Fiscal Year simultaneously with the Tenant's payments on account of Basic Rent. If the Landlord does not deliver to the Tenant such an estimate, the Tenant shall continue to pay Tenant's Occupancy Costs and Tenant's Proportionate Share of Taxes based on the last such estimate delivered by the Landlord until a further estimate is delivered by the Landlord and the next payment on account of Tenant's Occupancy Costs or Taxes shall be adjusted to take into account any over or under payment in the preceding instalments paid in the Fiscal Year to which the estimate or revised estimate relates. Notwithstanding the foregoing, as soon as bills for all or any portion of amounts included in Operating Costs (including, without limitation, Taxes) as so estimated are received, the Landlord may bill the Tenant for the Tenant's Proportionate Share thereof and the Tenant shall pay the Landlord such amounts so billed (less all amounts previously paid on account by the Tenant on the basis of the Landlord's estimate as aforesaid) as Rent within five (5) days following demand therefor.

(b)

Within a reasonable time after the date in each calendar year when the final instalment of Property Taxes is due in respect of commercial properties generally in the municipality in which the Project is located (the "Final Payment Date"), the Landlord shall deliver a statement (the "Tax Statement") to the Tenant that (i) specifies the Tenant's Proportionate Share of Taxes for the Property Tax Year and (ii) sets out the total (the "Prepayment Total") of amounts payable under this Section 4.06(I)(b) that have been paid by the Tenant between the Final Payment Date in the previous Property Tax Year and the Final Payment Date of the current Property Tax Year. If the Prepayment Total, less any amounts that were previously credited to the Tenant, and any amounts paid for arrears in respect of previous Property Tax Years, (the "Net Prepayment Total") is less than the Tenant's Proportionate Share of Taxes specified in the Tax Statement, the Tenant shall pay the deficiency with the next monthly payment of Basic Rent. If the Net Prepayment Total exceeds the Tenant's Proportionate Share of Taxes specified in the Tax Statement, the Landlord shall, unless the Tenant is then in default under this Lease, credit the excess to the Tenant on account of the next succeeding payments of Tenant's Occupancy Costs. The Landlord may estimate Property Taxes for the Property Tax Year following the then current Property Tax Year, and the Tenant shall continue after the Final Payment Date, to make monthly payment in advance, in amounts determined by the Landlord, for periods determined by the Landlord. The monthly payments paid by the Tenant after the Final Payment Date shall be credited against the Tenant's Proportionate Share of Taxes for the subsequent Property Tax Year.

(c)

Any portion of the Tenant's Proportionate Share of Taxes accrued with respect to the Term or any part thereof paid by the Landlord prior to the Commencement Date shall be reimbursed by the Tenant to the Landlord on the Commencement Date or on demand thereafter. Subject to Sections 8.03 and 8115, the Tenant shall pay the Tenant's Proportionate Share of any Property Taxes or of the Landlord's reasonable estimate thereof monthly in advance in the same manner as for payment of Tenant's Occupancy Costs.

Notwithstanding the foregoing, the Landlord shall always have the right:

(i)

to revise the amount of instalments on account of Property Taxes payable by the Tenant to an amount that allows the Landlord to collect all Property Taxes payable by the Tenant by the final due date of Property Taxes for the calendar year; and/or

(ii)

to schedule and require payment by the Tenant of instalments on account of Property Taxes payable by the Tenant such that by the final due date of Property Taxes for any calendar year, the Tenant shall have paid to the Landlord the full amount of Property Taxes payable by the Tenant for such calendar year, which arrangement may include payment of instalments by the Tenant in a calendar year on account of Property Taxes payable by the Tenant for the next calendar year; and/or

(iii)

(but not the obligation) to allocate Taxes among categories of rentable premises in the Project on the basis of such factors as the Landlord determines to be relevant, such as, by way of example, the types of business or activity carried on therein, the locations in the Project, costs of construction, relative benefits derived by rentable premises, relative assessment values, non-public school support designations and vacancies. The Landlord shall be entitled to adjust the Tenant's Proportionate Share of Taxes, having regard to the category in which the Tenant is placed by the Landlord. In determining the share of Taxes which is payable by the Tenant pursuant to this Lease, Taxes shall include such additional amounts as would have formed part of the Taxes had the Project been fully assessed during the whole of the relevant period as fully

Office Lease – General
Revised 01/2000

completed and fully occupied by tenants, with no special exemptions or reductions, and without taking into account any actual or potential reduction of Taxes or change of assessment category or class for rentable premises within the Project which are vacant.

(2)

Annual Statement and Adjustment - The Landlord shall deliver to the Tenant within One Hundred and Twenty (120) days after the end of each Fiscal Year or as soon after that date as the same shall be prepared by or for the Landlord, a written statement setting out in reasonable detail the amount of Operating Costs and Tenant's Occupancy Costs for such Fiscal Year. If the total of monthly instalments of Tenant's Occupancy Costs actually paid by the Tenant to the Landlord during that Fiscal Year differs from the amount of Tenant's Occupancy Costs payable for that Fiscal Year under Section 4.01(b), the Tenant shall pay to the Landlord or, if the Tenant is not in default, the Landlord shall credit to the Tenant on account of the next succeeding payments of Tenant's Occupancy Costs, as the case may be, the difference, without interest, within thirty (30) days after the date of delivery of the statement.

(3)

Disputes - If the Tenant disputes the Landlord's statement setting out Operating Costs and Tenant's Occupancy Costs or the Tax Statement for any Fiscal Year, the Tenant shall provide notice thereof in writing to the Landlord within sixty (60) days of delivery of the statement in respect of that Fiscal Year. Notwithstanding delivery of such notice, the Tenant shall continue to pay Rent in accordance with the terms of this Lease. In the event of a dispute, the determination of Operating Costs and Tenant's Occupancy Costs or Tenant's Proportionate Share of Taxes as made by the Landlord's auditors shall be conclusive and binding upon both the Landlord and the Tenant. All costs of obtaining such determination shall be included in Operating Costs; provided that if the Landlord's auditors confirm the Landlord's calculations within a variance of five (5%) percent, the Tenant shall be solely responsible for the entire cost of such determination and shall pay such costs to the Landlord forthwith upon demand. If the Tenant and any one or more of the other tenants in the Project are responsible to pay such costs, the Tenant shall be jointly and severally liable with such other tenant or tenants.

4.07

Estimates of Indirect Expenses and Resolution of Disputes - Any expense not directly incurred by the Landlord but which is included in Operating Costs may be estimated by the Landlord on whatever reasonable basis the Landlord may select if and to the extent that the Landlord cannot ascertain the actual amount of the expense from the party who incurred it. In the event of any disagreement as to the amount or propriety of any amount included in Operating Costs, a certificate of the auditor of the Landlord, acting reasonably, shall be conclusive as to the amount of Operating Costs for any period to which such certificate relates.

4.08

Area Determination - The Landlord may from time to time, as it deems necessary, cause the Rentable Area of the Leased Premises, the Building or any part thereof to be recalculated or /measured and the cost thereof shall be included in Operating Costs (except as otherwise provided in this Section 4.08). Upon any such recalculation or remeasurement, Rent (including without limitation Basic Rent) shall be adjusted accordingly. If any calculation or determination by the Landlord of the Rentable Area of any premises (including the Leased Premises) is disputed or called in question, it shall be calculated or determined by the Landlord's architect or surveyor from time to time appointed for that purpose, whose certificate shall be conclusive and binding upon the parties hereto. The cost of such calculation or determination shall be included in Operating Costs; provided that if the Tenant disputes the Landlord's calculation or determination and the calculation or determination by the Landlord's architect or surveyor agrees with the Landlord's calculation or determination within a two (2%) percent variance, the Tenant shall pay the full cost of such calculation or determination forthwith upon demand. If the Tenant and any one or more of the other tenants in the Project are responsible to pay such costs, the Tenant shall be jointly and severally liable with such other tenant or tenants.

If any error shall be found in the calculation of the Rentable Area of the Leased Premises or in the calculation of Tenant's Proportionate Share, Rent (including without limitation Basic Rent) shall be adjusted for the Fiscal Year in which that error is discovered and for the Fiscal Year preceding the Fiscal Year in which the error was discovered, if any, and thereafter but not for any prior period.

4.09

Vacancy - If any part of the Building available for leasing is not occupied, the Landlord shall have the right, in respect of amounts forming part of Operating Costs which vary with occupancy, to include in Operating Costs a larger amount of costs, which larger amount shall be based on a reasonable estimate of the actual cost which would have been incurred if the unoccupied parts of the Building available for leasing were occupied, it being intended hereby that the Landlord shall obtain, to the extent reasonably possible, full reimbursement of Operating Costs attributable to or in respect of occupied premises, and not that (a) the Tenant shall subsidize Operating Costs incurred by the Landlord attributable to or in respect of vacant premises; or (b) the Landlord shall recover more than actual Operating Costs.

4.10

Method of Payment

(1)

Unless the Landlord advises otherwise in writing, the Tenant shall provide to the Landlord on or before the Commencement Date and thereafter on or before the beginning of each Fiscal Year during the Term and within ten (10) days after the delivery of the Landlord's estimate of any payment constituting Rent, post-dated cheques in the amount of Rent for each month during that Fiscal Year.

(2)

At the Landlord's request, the Tenant shall participate in a pm-authorized payment plan whereby the Landlord will be authorized to debit the Tenant's bank account each month or from time to time for Rent payable on a monthly basis, and any amount payable provisionally on an estimated basis. The Tenant hereby undertakes to execute and deliver such documents as may reasonably be required to give full force and effect to this Section 4.10(2) within five (5) days of presentation.

Office Lease – General
Revised 01/2000

ARTICLE 5.00

USE AND OCCUPATION

5.01

Use of Leased Premises - The Tenant shall use and occupy only the usable part of the Leased Premises and only for office purposes to carry on the business set out in Item 9 of the Term Sheet and shall not use or permit the Leased Premises or any part thereof to be used or occupied for any other purpose or business, except as otherwise expressly permitted under this Lease or by any Person other than the Tenant. The Tenant shall be responsible for obtaining at its expense all necessary approvals, licences and permits, including but not limited to zoning, development, building, occupancy and business approvals, licences and permits, for its intended use of the Leased Premises and shall submit all applications for such approvals, licences and permits to the Landlord for its consent (which consent, if the application pertains to the zoning applicable to the Project or may adversely affect the value or use of the Project or any part thereof, may be arbitrarily withheld by the Landlord) prior to making application. Notwithstanding the Landlord's consent to an application, the Tenant shall indemnify and defend the Landlord and save it harmless from and against any and all Claims incurred or suffered by the Landlord directly or indirectly arising out of the Tenant's application for such approvals, licences or permits or the resulting approvals, licences and permits with respect to the use, intended or otherwise, of the Leased Premises whether such Claims are in respect of the Leased Premises or in respect of the Building or the Project. The Landlord makes no representation whether or not necessary approvals can be obtained for the Tenant's use or intended use. The Landlord makes no representations or warranties, express or implied, that the present or future use of the Leased Premises, if such use is anything other than office use, is legally fit for the intended use, or complies with any law, by-law or regulation governing the use of the Leased Premises.

5.02

Compliance with Laws - The Tenant shall promptly and at its own cost comply with all present and future laws, regulations and orders relating to, and obtain and maintain in force all approvals, permits, licences and registrations required for, any of the following:

(a)

the occupation or use of and (he conduct of any business in or from the Leased Premises;

(b)

the condition of the Leasehold Improvements, fixtures, furniture and equipment installed therein;

(c)

Pollutants and the protection of the environment so far as those laws, regulations and orders or any of them relate to the Project; and

(d)

the making by the Tenant of any repairs, changes or improvements in or to the Project; and the Tenant shall immediately give written notice to the Landlord of the occurrence of any event in the Leased Premises constituting an offence thereunder or being in breach thereof and if the Tenant shall, either alone or with others, cause the happening of any such event, the Tenant shall immediately give the Landlord notice to that effect and thereafter give the Landlord from time to time written notice of the extent and nature of the Tenant's compliance with the foregoing provisions of this Section.

The Tenant agrees that if the Landlord determines in its sole discretion that the Landlord, its property, its reputation or the Leased Premises or any one or more of the foregoing is placed in any jeopardy, as determined by the Landlord, by the requirements for any work required to ensure compliance with the foregoing provisions of this Section 5.02, or the Tenant is unable to fulfill its obligations under this Section, the Landlord may itself undertake such work or any part thereof at the cost and expense of the Tenant.

The Tenant shall, at its own expense, remedy any damage to the Leased Premises caused by such event or work or by the performance of the Tenant's obligations under this Section,

If alterations or improvements to the Leasehold Improvements or to the Leased Premises are necessary to comply with any of the foregoing provisions of this Section or with the requirements of insurance carriers, the Tenant shall forthwith complete such work, complying always with the applicable provisions of this Lease, to the extent that it can be done within the Leased Premises and in any event shall pay the entire cost of alterations and improvements so required.

In the event that structural repairs or upgrading of the Building, including but not limited to seismic upgrading, is required to permit the Tenant's use, the Landlord may, at its sole discretion, terminate the Lease.

5.03

Prohibited Uses - The Tenant shall not commit, cause or permit any nuisance in or about or any damage to the Leased Premises or any part thereof, the Building, the Project or any of the Leasehold Improvements or goods or Fixtures therein, any overloading of the floors of the Leased Premises or any use or manner of use causing annoyance to other tenants or occupants of the Project. Without limiting the generality of the foregoing, the Tenant shall not use or permit the use of any portion of the Leased Premises for any dangerous, illegal, noxious, odorous or offensive trade, business or occurrence. The Tenant shall keep the Leased Premises free of debris, Pollutants and anything of a dangerous, noxious, odorous or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or vibration, heat or noise detectable outside the Leased Premises in the sole discretion of the Landlord. The Tenant shall not use equipment in the Leased Premises in a manner that results in its being seen or heard outside the Leased Premises.

5.04

Common Elements - The Tenant and its employees and invitees shall be entitled to use, in common with others entitled thereto, for purposes for which they are intended and only during such hours as the Landlord may designate from time to time, the Common Elements. The Tenant and its employees and invitees shall not obstruct the Common Elements or use the Common Elements other than for their intended purposes and then only in accordance with the rules and regulations set by the Landlord from time to time.

Office Lease – General
Revised 01/2000

5.05

Hazardous Use - The Tenant shall not do, omit to do or permit to be done anything which will cause or may have the effect of causing the cost of the Landlord's insurance in respect of the Project or any part thereof to be increased at any time during the Term or any policy of insurance on or relating to the Project to be subject to cancellation. Without waiving or limiting the foregoing prohibition, the Landlord may demand and the Tenant shall pay to the Landlord upon demand, the amount of any increase in the cost of insurance caused by anything so done or omitted or permitted to be done. The Tenant shall forthwith upon the Landlord's request comply with the requirements of the Landlord's insurers, cease any activity complained of and make good any circumstance which has caused any increase in insurance premiums or the cancellation or threatened cancellation of any insurance policy. In determining the amount of increased premiums for which the Tenant is responsible, a schedule or statement issued by the Person who computes the insurance rates for the Landlord showing the components of the rate shall be conclusive evidence of the items that make up the rate. If any policy of insurance in respect of the Project or any part thereof is cancelled or becomes subject to cancellation by reason of anything so done or omitted or permitted to be done, the Landlord may without prior notice terminate this Lease and re-enter the Leased Premises.

5.06

Security Interest - The Tenant shall not, without the Landlord's prior written consent, create a security interest in Leasehold Improvements installed by the Tenant or the Landlord in the Leased Premises.

5.07

Rules and Regulations - The Tenant shall observe and cause its employees, servants, agents, invitees, customers, subtenants, licensees and others over whom the Tenant can reasonably be expected to exercise control to observe the rules and regulations attached as Schedule "C" hereto and such further and other reasonable rules and regulations and amendments and additions thereto as may be made by the Landlord and notified to the Tenant by mailing a copy thereof to the Tenant or by posting same in a conspicuous place in the Building. All such rules and regulations now or hereafter in force shall he read as forming part of this Lease; provided that if there is a conflict between the rules and regulations and this Lease, the terms of this Lease shall prevail. The Landlord shall not be responsible to the Tenant for the non-observance of any rule or regulation or the terms of any lease or agreement to lease by any other tenant of the Project.

5.08

Permitted Signs - The Tenant shall use only such identification signs as are prescribed by the Landlord from time to time and as comply with all applicable by-laws, regulations and codes as to size, location, arrangement, type of lettering, colour, appearance and design for uniform use by office tenants in the Building. Such signs shall contain only the name under which the Tenant carries on business.

5.09

Prohibited Signs - Except with the prior written consent of the Landlord, which consent may be arbitrarily withheld or rescinded in the Landlord's sole discretion, or as provided in Section 5.08, the Tenant shall not paint, display, inscribe, place or affix any sign, symbol, notice, advertisement, display or direction of any kind anywhere outside the Leased Premises or on the interior of any glass, windows or doors or elsewhere within the Leased Premises so as to be visible from the outside of the Leased Premises,

5.10

Window Coverings - Without the prior written consent of the Landlord, the Tenant shall not install any blinds, drapes, curtains or any other window coverings in the Leased Premises and shall not remove, add to or change the blinds, curtains, drapes or other window coverings installed by the Landlord from time to time. The Tenant shall keep all window coverings open or closed at various times as the Landlord may from time to time direct by the rules and regulations or otherwise.

5.11

Parking - Any parking area or facility provided by the Landlord shall at all times be subject to the exclusive control and management of the Landlord or those whom the Landlord may designate from time to time. The Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to any parking area or facility and shall have the right from time to time:

(a)

to expand, reduce, or change the area, level, location and arrangement of the parking area or facility and to construct any parking facility;

(b)

to enforce parking charges with appropriate provisions for free parking ticket validating by tenants of the Building;

(c)

to close all or any portion of the parking area or facility to such extent as may, in the Landlord's opinion, be legally sufficient to prevent a dedication thereof or the accrual of rights to any Person or the public;

(d)

to obstruct or close off all or any part of the parking area or facility for the purpose of maintenance or repair; and

(e)

to do and perform such other acts in and to the parking area or facility as, in the judgment of the Landlord, shall he advisable with a view to the improvement of the convenience of and use of the Building by tenants, their employees and invitees.

The Landlord will operate and maintain the parking area or facility in such manner as the Landlord in its sole discretion shall determine from time to time. Without limiting the scope of such discretion, the Landlord shall have the sole right to employ all personnel and make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the parking area or facility. The Tenant shall participate in any free parking or other ticket validation system established by the Landlord and abide by all rules and regulations pertaining thereto and the Tenant shall pay to the Landlord monthly, together with payments on account of Basic Rent, all parking charges attributable to the Tenant as evidenced by parking tickets validated by the Tenant in accordance with any system established by the Landlord.

Office Lease – General
Revised 01/2000

5.12

Authorization of Enquiries - The Tenant hereby authorizes the Landlord to make enquiries from time to time of any government or municipality or governmental or municipal agency with respect to the Tenant's compliance with any and all laws and regulations pertaining to the Tenant or the business conducted in the Leased Premises including, without limitation, laws and regulations pertaining to Pollutants and the protection of the environment; and the Tenant covenants and agrees that the Tenant shall from time to time provide to the Landlord such written authorization as the Landlord may reasonably require in order to facilitate the obtaining of such information.

5.13

Records - The Tenant shall keep on the Leased Premises or at the Tenant's head office complete records of all goods stored on, or processed, manufactured, packaged or used in any process in the Leased Premises by the Tenant and by any other occupant of the Leased Premises or any part thereof. Such records shall include all particulars which the Landlord may require. The Landlord may examine such records and the Tenant shall provide extracts from or copies thereof all as required by the Landlord from time to time. This requirement to maintain such records shall survive the expiry or earlier termination of the Term.

5.14

Overloading - The Tenant shall not install or permit the installation of equipment or storage of items that in the opinion of the Landlord's engineer overloads the capacity of any utility or of any electrical or mechanical facility in the Project or which may exceed the load-bearing capacity of the floors of the Project. If damage is caused to the Leased Premises or to the Project as a result of any installation in contravention of this Section, the Tenant shall repair the damage or, at the Landlord's option, pay to the Landlord on demand the cost of repairing the damage incurred by the Landlord.

ARTICLE 6.00
SERVICES, MAINTENANCE, REPAIR AND ALTERATIONS BY THE LANDLORD

6.01

Operation of Project - During the Term, and so long as no Event of Default shall exist, and so long as no event shall occur which, with the passage of time or the giving of notice or both, would constitute an Event of Default, the Landlord shall operate and maintain the Project in accordance with applicable laws and regulations and with standards from time to time prevailing for similar projects in the area in which the Project is located and, subject to payment by the Tenant of Rent, shall provide the Services set out in this Article 6.00; provided that the Landlord shall not be responsible for providing those Services or operating, maintaining, repairing or replacing the systems, facilities or equipment for the provision of such Services to the extent that such Services, operation, maintenance, repair or replacement are specifically stated in this Lease to be the responsibility of the Tenant.

6.02

Building Services and Facilities - The Landlord shall provide:

(a)

washrooms accessible to the Leased Premises for the use of the Tenant, its employees and invitees in common with other persons entitled thereto;

(b)

domestic running water to the building standard washrooms in the Leased Premises, if any, and to washrooms available for the Tenant's use in common with others entitled thereto;

(c)

access to and egress from the Leased Premises for use by the Tenant, its employees and invitees in common with other persons entitled thereto, provided that the Landlord may restrict access for security purposes or require that all persons seeking access produce identification;

(d)

heating, ventilation and air conditioning to the Building, including the Leased Premises, to a level sufficient to maintain therein conditions of reasonable temperature and comfort provided that, unless otherwise agreed by the parties, a full standard of interior climate control shall only be maintained during those hours and on those days established from time to time by the Landlord as being operating periods for the Building, having reasonable regard to energy conservation;

(e)

lighting and electrical power to the Common Elements as reasonable required;

(f)

electrical power to the Leased Premises for lighting and for standard office equipment capable of operating from the voltage circuits available and then standard for the Building;

(g)

janitorial services to the Leased Premises and Common Elements to a standard consistent from time to time with similar buildings in the area in which the Building is located;

(h)

a directory board located in the Common Elements providing identification of the tenants in the Building in such manner and containing such information as the Landlord may determine; and

(i)

appropriate ducts for bringing telephone services to the Leased Premises.

6.03

Maintenance, Repair and Replacement - Subject to payment by the Tenant of Rent, the Landlord shall operate, maintain, repair and replace the systems, facilities and equipment necessary for the proper operation of the Project and for provision of the Landlord's Services set out in Section 6.02 (except as may be installed by or be the property of the Tenant) and shall maintain and repair the foundations, structure and the roof of the Building and repair damage to the Building which the Landlord is obligated to insure against under Article 9.00, provided that:

Office Lease – General
Revised 01/2000

(a)

if all or part of the systems, facilities and equipment are destroyed, damaged or impaired, the Landlord shall have a reasonable time within which to complete the necessary repair or replacement and, during that time, shall only be required to maintain such Services as are reasonably possible in the circumstances;

(b)

the Landlord may temporarily discontinue such Services or any of them at such times as may be reasonably necessary;

(c)

the Landlord shall use reasonable diligence in carrying out its obligations under this Section 6.03, but shall not be liable under any circumstances for any consequential damages, whether direct or indirect, to any Person or property for any failure to do so;

(d)

no reduction or discontinuance of Services under this Section 6.03 shall be construed as a breach of the Landlord's covenant therefor or as an eviction of the Tenant or, except as specifically provided otherwise in this Lease, release the Tenant from any obligation under this Lease;

(e)

the Landlord shall not be liable under any circumstances for any damage caused by interruption or failure of any utility, wiring, elevator or escalator;

(f)

the Landlord shall have no responsibility for any inadequacy of performance of any systems within the Leased Premises if the Leased Premises or the use thereof depart from the design criteria for such system as established by the Landlord for the Building; and

(g)

nothing contained herein shall derogate from the provisions of Article 10.00.

6.04

Alterations/Renovations by Landlord - During the Term or any renewal or extension thereof, it is understood and agreed that if the Landlord intends to make changes, additions or improvements to or renovate the Project or any part thereof, of which the Leased Premises form a part (the "Renovation Work"), notwithstanding anything contained in this Lease to the contrary, the Landlord, its servants, agents, contractors and representatives may proceed with the Renovation Work without further consent or approval of the Tenant and the Tenant hereby irrevocably grants to the Landlord its consent to the carrying out of the Renovation Work. It is specifically understood and agreed that there shall be no compensation paid to the Tenant nor shall there be any abatement of Rent in connection with the Renovation Work. In exercising its rights pursuant to this Section 6.04, the Landlord shall be entitled to:

(a)

enter the Leased Premises from time to time to make changes or additions to the structure, systems, facilities and equipment in the Leased Premises where necessary to serve the Leased Premises or other parts of the Building;

(b)

limit from time to time as may be necessary by reason of the Renovation Work, ingress to and egress from the Leased Premises and/or the Project;

(c)

change, add to, diminish, demolish, dedicate for public purposes part or parts of, improve or alter any part of the Project; and

(d)

change, add to, diminish, improve or alter the location and extent of Common Elements.

The Landlord agrees to use commercially reasonable efforts to give to the Tenant notice of its intention to proceed with the Renovation Work and the Tenant shall cooperate with the Landlord in order to allow the Renovation Work to be completed as expeditiously as possible. It is specifically agreed by the Landlord and the Tenant that the Landlord shall not, by reason of exercising its rights pursuant to this Section 6.04, be in default or be deemed to be in default of any covenant or proviso contained in this Lease or at law.

6.05

Access by Landlord - The Tenant shall permit the Landlord to enter the Leased Premises at any time in case of an emergency, either real or perceived, and otherwise during normal business hours upon twenty-four (24) hours prior notice (except in the event of an emergency where no notice is required) to examine, inspect and show the Leased Premises for purposes of leasing, sale or financing, to provide Services or make repairs, replacements, changes or alterations as provided for in this Lease and to take such steps as the Landlord may deem necessary for the safety, improvement or preservation of the Leased Premises or the Project. The Tenant shall cooperate with the Landlord in any such showing of the Leased Premises. The Landlord shall, whenever possible, consult with or give reasonable notice to the Tenant prior to entry but no such entry shall constitute an eviction or a breach of the Landlord's covenant for quiet enjoyment or entitle the Tenant to any abatement of Rent.

6.06

Energy Conservation - The Landlord shall be deemed to have observed and performed its obligations under this Lease, including those relating to the provision of utilities and Services, if in so doing it acts in accordance with a directive, policy or request of an authority having jurisdiction in the field of energy conservation, security or environmental matters.

6.07

Supervision and Extended Services - The Landlord, if it shall from time to time so elect, shall have the right to supervise the moving of furniture or equipment of the Tenant and (in addition to supervising the Tenant's work as provided for in this Lease) to supervise the making of repairs conducted within the Leased Premises and the exclusive right to supervise or make deliveries to the Leased Premises. In addition, and by arrangement with the Tenant, the Landlord may provide extended cleaning or other Services to the Tenant in addition to those normally supplied and referred to in this Lease. In each case, the Landlord's costs and expenses incurred with respect thereto together with a reasonable administration fee shall be paid to the Landlord by the Tenant from time to time promptly upon receipt of invoices from the Landlord.

Office Lease – General
Revised 01/2000

6.08

Landlord's Work - The Tenant agrees that it has entered into this Lease on the express understanding that the Landlord's Work in respect of the Leased Premises is limited to the scope delineated as Landlord's Work in Schedule "D" and all other improvements to the Leased Premises shall be performed at the sole expense of the Tenant in accordance with the terms of this Lease, including but not limited to Section 7.04 of this Lease.

6.09

Control by the Landlord - The Tenant agrees that the Landlord shall have control of the Project and, without limiting the generality of anything contained elsewhere in this Lease, the Landlord may make such use of the Common Elements and permit others to make such use of the Common Elements as the Landlord may from time to time determine subject, in the case of use by others, to such terms and conditions and for such consideration as the Landlord may in its discretion determine, and the Landlord may close all or any part or parts of the Project to such extent as may, in the opinion of the Landlord or any Consultants engaged by the Landlord in that regard, be legally sufficient to prevent a dedication thereof or the accrual of rights therein to any Person or the public.

ARTICLE 7.00
PAYMENT FOR SERVICES AND MAINTENANCE, REPAIR AND ALTERATIONS BY THE TENANT

7.01

Utilities - In addition to the payment of Tenant's Occupancy Costs and notwithstanding Sections 6.01 and 6.02, the Tenant shall be responsible for the cast of all utilities including electricity supplied to the Leased Premises. The Tenant shall not, without the prior written approval of the Landlord, which may be arbitrarily withheld, install or cause to be installed in the Leased Premises any equipment that will require additional utility usage or any telecommunications lines and/Or conduits in excess of that normally required for office premises. If with the Landlord's approval such additional equipment is installed, the Tenant shall be solely responsible for such excess utility usage. If utilities are supplied to the Tenant through a meter common to other tenants in the Project (there being no obligation on the Landlord to install separate meters), the Landlord shall pay the cost of the utilities and apportion the cost pro rata among the tenants supplied through the common meter, based on all relevant factors including, but not limited to, the hours of use, number and types of lights and electrical equipment and the proportion of each tenant's Rentable Area to the Rentable Area of all tenants to which the common meter relates. Upon receipt of the Landlord's statement of apportionment, the Tenant shall promptly reimburse the Landlord for all amounts apportioned to the Tenant by the Landlord provided that the Landlord may elect by notice to the Tenant to estimate the amount which will be apportioned to the Tenant and require the Tenant to pay that amount in monthly installments in advance simultaneously with the Tenant's payments of Basic Rent. Notwithstanding the foregoing, and whether the Leased Premises are separately metered or not, the Landlord may purchase in bulk from the utility supplier the aggregate utility requirements of the Project at the applicable rates determined by a single meter on the Project and may, in billing the Tenant for its share of such utility, apply a scale of rates not greater than the current scale of rates at which the Tenant would from time to time be purchasing the whole of its utilities required and consumed in respect of the Leased Premises if the Tenant were purchasing directly from the utility supplier. The Tenant shall upon the Landlord's request install a separate utility meter or meters in the Leased Premises at the Tenant's expense.

In addition to the payments to the Landlord required by this Article 7.00, the Tenant shall pay all rates, charges, costs and expenses as may be assessed or levied by any supplier of utilities to the Tenant other than those supplied by the Landlord.

7.02

Lights - In addition to the payment of Tenant's Occupancy Costs and notwithstanding Sections 6.01 and 6.02, except to the extent the same is included in Operating Costs, the Tenant shall pay to the Landlord monthly in advance, with its payments of Basic Rent, a reasonable amount as determined by the Landlord in respect of replacement of building standard fluorescent tubes, light bulbs and ballasts in the Leased Premises on a periodic basis or as required from time to time and the costs of cleaning, maintaining and servicing of the electrical light fixtures in the Leased Premises.

7.03

Heating, Ventilation and Air Conditioning - In addition to the payment of Tenant's Occupancy Costs and notwithstanding Sections 6.01 and 6.02, the Tenant shall be responsible for the cost of all heating, ventilation and air conditioning required in the Leased Premises or any part thereof in excess of that required to be provided by the Landlord under Section 6.02(d). If at any time during the Term the Landlord shall determine that the cost of the heating, ventilation and air conditioning required in the Leased Premises or any part thereof is in excess of that normally required in other parts of the Building which are used for normal office purposes, the Landlord may deliver to the Tenant a statement in writing setting out the cost of the excess and upon receipt of the statement from time to time the Tenant shall promptly reimburse the Landlord for the amount shown in the statement as attributable to the Leased Premises.

7.04

Alterations by Tenant - The Tenant may from time to time at its own expense make changes, additions and improvements to the Leased Premises to better adapt the same to its business, provided that any change, addition or improvement shall:

(a)

comply with the requirements of the Landlord's insurers and any governmental or municipal authority having jurisdiction;

(b)

be made only after detailed plans and specifications therefor have been submitted to the Landlord arid received the prior written consent of the Landlord, and the Tenant acknowledges that the Landlord's consent does not mean that any alterations made by the Tenant to the Leased Premises pursuant to this Section 7.04, comply with any municipal by-laws or any other applicable laws, by-laws, codes or requirements. All costs incurred with

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respect to such approval shall be at the expense of the Tenant. Any changes, additions and/or improvements affecting the Building's electrical, mechanical and/or structural components shall only be performed by contractors selected by the Landlord (the "Landlord's Contractors"). A list of the Landlord's Contractors is available upon request;

(c)

equal or exceed the then current standard for the Building;

(d)

be carried out in a good and workmanlike manner and only by Persons selected by the Tenant and approved in writing by the Landlord who shall, if required by the Landlord, deliver to the Landlord before commencement of the work, performance and payment bonds as well as proof of workers' compensation and public liability and property damage insurance coverage, with the Landlord and the Landlord's agent and nominee (if any) named as additional insureds, in amounts, with companies and in a form reasonably satisfactory to the Landlord, which shall remain in effect during the entire period in which the work will be carried out; and

(e)

be made only after the Tenant has provided to the Landlord evidence of all requisite permits and licences and any other information reasonably required by the Landlord.

Upon completion of such change, addition or improvement, the Tenant shall provide to the Landlord as-built drawings and/or a CAD disk of same in a format useable by the Landlord, together with evidence satisfactory to the Landlord of a final inspection of such change, addition or improvement (including inspection of mechanical and electrical systems where applicable) by the authority which issued the permit or licence for same.

7.05

Tenant's Trade Fixtures and Personal Property - The Tenant may install in the Leased Premises its usual trade fixtures and personal property in a proper manner; provided that no installation or repair shall interfere with or damage the mechanical or electrical systems or the structure of the Building. If the Tenant is not then in default hereunder, the trade fixtures and personal property installed in the Leased Premises by the Tenant may be removed by the Tenant from time to time in the ordinary course of the Tenant's business or in the course of reconstruction, renovation or alteration of the Leased Premises by the Tenant, subject to the provisions of Article 14.00 of this Lease, and provided that the Tenant promptly repairs at its own expense any damage to the Leased Premises and the Building resulting from the installation and removal and provided further that in the event of removal of trade fixtures the Tenant shall promptly replace such trade fixtures with trade fixtures of equal or greater quality and value, subject to the provisions of Section 14.01.

7.06

Maintenance and Repair - Except to the extent that the Landlord is specifically responsible therefor under this Lease, the Tenant, at its cost, shall maintain, repair and replace the Leased Premises, all Leasehold Improvements and all apparatus therein in good order and condition, and in compliance with the requirements of all authorities having jurisdiction including without limitation;

(a)

keeping the Leased Premises and the immediate surrounding area in a clean and tidy condition and free of debris and garbage;

(b)

repainting and redecorating the Leased Premises and cleaning and maintaining drapes and carpets at reasonable intervals as reasonably required by the Landlord;

(c)

making repairs and replacements as needed to the Leased Premises including, without limitation, to internal and external glass within or on the exterior of the Leased Premises, doors, hardware, partitions, walls, fixtures, lighting and plumbing fixtures, wiring, piping, ceilings, floors and thresholds in the Leased Premises; and

(d)

keeping the Leased Premises in such condition as to comply with the requirements of any authority having jurisdiction.

7.07

Inspection - The Landlord and its Consultants may from time to time enter upon the Leased Premises:

(a)

to inspect the Leased Premises and its condition; and

(b)

to inspect any work being done by the Tenant both during the course of such work and following completion thereof.

lf the Landlord or its agents shall determine that the work being done by the Tenant is in breach of this Lease or fails to comply with the requirements of this Lease in any respect, the Tenant shall forthwith remedy such breach or failure to comply and shall desist from continuing the same. The Tenant shall, at its own cost, make good any deficiency in such work and remedy any failure to comply with the requirements of this Lease.

7.08

Failure to Maintain - If the Tenant fails to perform any obligation under this Article 7.00, then on not less than five (5) days notice to the Tenant, the Landlord may enter the Leased Premises and perform the obligation without liability to the Tenant for any loss or damage thereby incurred. The Tenant shall promptly after receiving the Landlord's invoice therefor reimburse the Landlord for all costs incurred by the Landlord in performing the obligation plus twenty (20%) percent of the costs for overhead and supervision.

7.09

Liens - The Tenant shall:

(a)

pay promptly when due all costs for work done or caused to be done or goods affixed by the Tenant in the Leased Premises which could result in any lien or encumbrance on the Landlord's interest in the Project or any part thereof, or the filing or registration of any security interest or notice thereof;

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(b)

keep the title to the Project, including every part thereof and the Leasehold Improvements, free and clear of any lien, encumbrance or security interest or notice thereof; and

(c)

indemnify and hold harmless the Landlord against any Claims arising out of the supply of goods, materials, services or labour for the work.

The Tenant shall immediately notify the Landlord of any lien, encumbrance, claim of lien, security interest, or notice thereof or other action of which it has, or reasonably should have, knowledge and which affects the title to the Project including the Leased Premises or any part thereof and, except for those contemplated by Section 15.25, shall cause the same to be removed within five (5) business days (or such additional time as the Landlord may consent to in writing), failing which the Landlord may take such action as the Landlord deems necessary to remove same and the entire cost thereof shall immediately become due and payable by the Tenant to the Landlord. The Tenant shall not affix or cause to be affixed to the Project any goods acquired under conditional sale or with respect to which any lien, encumbrance or security interest exists. The Landlord may from time to time post such notices in such places on the Leased Premises as the Landlord considers advisable to prevent or limit the creation of any liens upon the Project or any part thereof.

7.10

Roof - The Tenant shall not be entitled to install upon the roof of the Building any equipment except as consented to in writing by the Landlord, which consent may be arbitrarily withheld, but if given shall be subject to whatever conditions the Landlord, in its sole discretion, deems necessary in the circumstances.

ARTICLE 8.00
TAXES

8.01

Taxes Payable by Landlord - The Landlord covenants and agrees to pay all Taxes assessed against the Landlord or the Project on account of its ownership when due (except for Taxes payable directly to the taxing authority by the Tenant under Section 8.02(c)) and subject to the provisions hereinafter contained in this Article 8.00. Provided however, that the Landlord may defer payment of any such Taxes or defer compliance with any statute, law, by-law, regulation or ordinance in connection with the levy of such Taxes in each case to the fullest extent permitted by law as long as it shall diligently prosecute any contest or appeal of such Taxes.

8.02

Taxes Payable by Tenant - The Tenant shall pay promptly when due to the taxing authority or the Landlord at the Landlord's direction all Taxes upon or on account of the following:

(a)

Property Taxes in respect of the Leased Premises;

(b)

Tenant's Proportionate Share of the amount assessed as Property Taxes for the Common Elements if separately identified and if not separately identified then as may be reasonably attributed or allocated by the Landlord; and

(c)

any Taxes imposed or assessed against or in respect of the personal property and Leasehold Improvements of the Tenant in the Leased Premises or in respect of any business operations carried on or in respect of the use or occupancy thereof by the Tenant or by any subtenant or licensee, if levied or assessed separately from Taxes upon the remainder of the Land and Building and referred to herein as "Business Taxes".

The Tenant agrees to provide to the Landlord within three (3) days of receipt thereof, an original or duplicate copy of any separate bill for Taxes.

In the event that there shall not be a separate assessment and separate tax bill for Property Taxes or Business Taxes levied in respect of the Leased Premises, the Tenant shall pay at the same time as Basic Rent, Tenant's Proportionate Share of Taxes which may be assessed, levied, rated or imposed against the Project. The Tenant shall deliver promptly, upon request of the Landlord, receipts for all such payments and will furnish such other information as the Landlord may require.

8.03

Tax Increases Attributable to Tenant - If any Taxes in respect of the Leased Premises or Project are greater than they otherwise would have been by reason of the constitution or ownership of the Tenant, the use of the Leased Premises by the Tenant, the school support of the Tenant, or any other reason peculiar to the Tenant, the portion of such Taxes in each year attributable to such reason, as determined by the Landlord, shall be paid by the Tenant to the Landlord at least fifteen (15) days prior to the due date for payment thereof by the Landlord, and in addition to Property Taxes and other Taxes otherwise payable by the Tenant under this Lease.

8.04

GST - The Tenant shall pay to the Landlord the amount of all GST accruing due with respect to Rent at the time the Rent is due and payable to the Landlord under this Lease. The Tenant's obligation to pay GST under this Section shall not be limited or precluded by any limitation contained in this Lease upon the Landlord's right to recover or receive payment from the Tenant of taxes upon the Landlord's income or profits or otherwise.

8.05

Landlord's Election - Notwithstanding that any Taxes (including without limitation, any of the foregoing payable by the Tenant under Section 8.02) may be separately imposed, levied, assessed or charged by the appropriate authority for or hi respect of the Leased Premises and other portions of the Project, the Landlord may elect that such Taxes shall be added to Operating Costs and the Landlord may in its absolute discretion allocate such amount among tenants of the Building and the amount allocated to the Tenant shall form part of Tenant's Occupancy Costs.

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8.06

Right to Contest - Each of the Landlord and the Tenant (provided the Tenant is legally entitled to do so) shall have the right to contest in good faith the validity or amount of any Taxes which, in the case of the Landlord, the Landlord is responsible to pay under this Article 8.00, and which, in the case of the Tenant, the Tenant is responsible to pay under Section 8.02 and for which it is separately assessed. Notwithstanding anything to the contrary herein, the Tenant may, upon notice to the Landlord, defer payment of any amount payable by it pursuant to Section 8.02 for which it is separately assessed, to the extent permitted by law; provided that no contest by the Tenant shall involve the possibility of forfeiture, sale or disturbance of the Landlord's interest in the Leased Premises or the imposition of any penalty or interest, charge or lien and that, upon the final determination of any contest by the Tenant, the Tenant shall immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest. If, as a result of any contest by the Tenant, any tax, rate, levy, assessment, fee or other charge is increased, the Tenant shall be responsible for the full amount of such increase in respect of the period to which the contest relates and to any subsequent tax periods which commence during the Term.

The Tenant shall not contest any amount payable by it under Section 8.02 or appeal any assessment therefor except as follows:

(a)

the Tenant shall deliver to the Landlord any notices of appeal or other like instrument and obtain the Landlord's consent thereto, which consent shall not be unreasonably withheld, before filing the same;

(b)

the Tenant shall deliver whatever security the Landlord reasonably requires;

(c)

the Tenant shall promptly and diligently prosecute the contest or appeal at its sole expense; and

(d)

the Tenant shall keep the Landlord fully informed thereof.

ARTICLE 9.00

INSURANCE, LIABILITY AND ENVIRONMENTAL

9.01

Landlord's Insurance - During the Term, the Landlord shall place insurance coverage on and with respect to the Project excluding the area(s) to be insured by the Tenant as set out in Section 9.02, which coverage shall include the following, if available at reasonable cost in the opinion of the Landlord;

(a)

all risks insurance for the full reconstruction value of the Project, excluding Leasehold Improvements, as determined by the Landlord;

(b)

as an extension to the insurance maintained pursuant to Section 9.01(a), insurance on the rental income derived by the Landlord from the Project on a gross rental income form with a period of indemnity of not less than the period as estimated by the Landlord from time to time which would be required to rebuild and, if necessary, to re-tenant the Project in the event of the complete destruction thereof;

(c)

boiler and machinery insurance, including repair or replacement and rental income coverage, if applicable;

(d)

plate glass insurance (not including plate glass fronting or within the Leased Premises) if deemed appropriate by the Landlord;

(e)

bodily injury and property damage liability insurance; and

(f)

such other insurance which is or may become customary or reasonable for owners of projects similar to the Project to carry in respect of loss of, or damage to, the Project or liability arising therefrom.

The insurance referred to in this Section shall be carried in amounts determined reasonably by the Landlord. The insurance shall be written in the name of the Landlord with loss payable to the Landlord and to any mortgagee (including any trustee under a deed of trust and mortgage) of the Project from time to time. The policies of insurance referred to in Sections 9.01(a), (b), (c) and (d) shall contain a waiver of the insurer's right of subrogation as against the Tenant if available to the Landlord at no additional cost.

Notwithstanding any contribution by the Tenant to insurance premiums as provided for in this Lease, no insurable interest is conferred upon the Tenant under policies carried by the Landlord. Except as specifically provided in this Lease, the Landlord shall in no way be accountable to the Tenant regarding the use of the insurance proceeds arising from any Claims.

9.02

Tenant's Insurance - At its own expense the Tenant shall take out and thereafter maintain in force at all times during the Term and at all times when the Tenant is in possession of the Leased Premises insurance policies as follows:

(a)

all risks insurance on Leasehold Improvements and on all other property of every description, nature and kind owned by the Tenant or for which the Tenant is legally liable, which is installed, located or situate within the Leased Premises or elsewhere in the Project, including without limitation, all inventory or stock-in-trade in an amount not less than the full replacement cost thereof without deduction for depreciation; such insurance shall be subject to a replacement cost endorsement and shall include a stated amount co-insurance clause and a breach of conditions clause;

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(b)

comprehensive or commercial general bodily injury and property damage liability insurance to respond to any and all incidents occurring in the Leased Premises in the minimum amount of $3,000,000 per occurrence including the following extensions: owners and contractors protective; limited pollution coverage endorsement; products and completed operations; personal injury; occurrence basis property damage; blanket contractual and non-owned automobile liability; such insurance shall include the Landlord and the Landlord's agent and nominee (if any) as named additional insureds, and shall protect the Landlord and the Landlord's agent and nominee (if any) in respect of all Claims, including Claims by the Tenant, as if the Landlord and the Landlord's agent and nominee (if any) were separately insured; such insurance shall include cross liability and severability of interest clauses;

(c)

boiler and machinery insurance, if applicable, including repair or replacement endorsement in an amount satisfactory to the Landlord and providing coverage with respect to all objects introduced into the Leased Premises by or on behalf of the Tenant or otherwise constituting Leasehold Improvements;

(d)

plate glass insurance on all internal and external glass within or fronting the Leased Premises;

(e)

business interruption insurance on the profit form providing all risks coverage with a period of indemnity of not less than twelve (12) months and subject to a stated amount co-insurance clause; and

(f)

any other form of insurance in such amounts and against such risks as the Landlord may from time to time reasonably require.

The Tenant acknowledges and agrees that it shall be solely responsible for insuring the Leasehold Improvements, its equipment and stock and any other property owned or brought into the Leased Premises by the Tenant whether affixed to the Building or not.

The insurance policies referred to in this Section shall be subject to such higher limits as the Tenant, or the Landlord acting reasonably, or any mortgagee of the Landlord's interest in the Project may require from time to time. The policies of insurance referred to in Sections 9.02(a), (c), (d), (e), and (f) shall contain a waiver of the insurer's right of subrogation as against the Landlord. The Tenant hereby waives its right of recovery against the Landlord, its employees and those for whom the Landlord is in law responsible with respect to occurrences required to be insured against by the Tenant hereunder. Any and all deductibles in the Tenant's insurance policies shall be borne solely by the Tenant and shall not be recovered or attempted to be recovered from the Landlord. In addition, all such policies shall be non-contributing with, and will apply only as primary and not excess to, any insurance proceeds available to the Landlord.

The Tenant shall provide to the Landlord at the commencement of the Term and at least thirty (30) days prior to the renewal of all insurance referred to in this Section 9.02, and promptly at any time upon request, a certificate of insurance evidencing the insurance coverage maintained by the Tenant in accordance with this Section 9.02. The delivery to the Landlord of a certificate of insurance or any review thereof by or on behalf of the Landlord shall not limit the obligation of the Tenant to provide and maintain insurance pursuant to this Section 9.02 or derogate from the Landlord's rights if the Tenant shall fail to fully insure.

All policies shall provide that the insurance shall not be cancelled or changed to the prejudice of the Landlord without at least thirty (30) days prior written notice given by the insurer to the Landlord. All policies of insurance shall be placed with a company licensed to sell commercial insurance in Canada.

The Tenant acknowledges and agrees that, if it fails to obtain and maintain in force any of the insurance policies set out in this Section 9.02, then the Tenant shall indemnify the Landlord in respect of any losses arising therefrom.

9.03

Placement of Tenant's Insurance by Landlord - If the Tenant fails to place or maintain all or any of the insurance coverage referred to in Section 9.02, the Landlord may, at its option, place all or any part of such insurance in the name of or on behalf of the Tenant and the Tenant shall pay to the Landlord upon demand all costs incurred by the Landlord in so doing including, without limitation, the premium or premiums for such insurance together with the Landlord's administrative fee of fifteen (15%) percent of such premium.

9.04

Limitation of Landlord's Liability - The Landlord, its agents and employees and any Person for whom it is in law responsible shall not be liable under any circumstances for any damage caused by anything done or omitted to be done by any other tenant of the Project or any damage resulting from the exercise of the Landlord's control over the Project or any part thereof.

9.05

Environmental Issues

(1)

Landlord's Requirements - The Tenant shall not bring into or allow to be present in the Leased Premises or the Project any Pollutants except such as are disclosed in Schedule 1-1" hereto. If the Tenant shall bring or create upon the Project, including the Leased Premises, any Pollutants, then such Pollutants shall be and remain the sole property of the Tenant and the Tenant shall remove same at its sole cost at the expiration or sooner termination of the Term or sooner if so directed by any governmental authority or if required to effect compliance with any Environmental Laws or if required by the Landlord.

(2)

Governmental Requirements - If any governmental authority shall require the clean-up of any Pollutant:

(a)

held in, released from, abandoned in, or placed upon the Leased Premises or the Project by the Tenant or its employees or those for whom it is in law responsible; or

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(b)

released or disposed of by the Tenant or its employees or those for whom it is in law responsible;

then the Tenant shall, at its own expense, carry out all required work, including preparing all necessary studies, plans and approvals and providing all bonds and other security required and shall provide full information with respect to all such work to the Landlord provided that the Landlord may, at its option, perform any such work at the Tenant's sole cost and expense, payable on demand as Additional Rent.

(3)

Environmental Covenants - In addition to and without restricting any other obligations or covenants herein, the Tenant covenants that it will;

(a)

comply in all respects with all Environmental Laws relating to the Leased Premises or the use of the Leased Premises;

(b)

promptly notify the Landlord in writing of any notice by any governmental authority alleging a possible violation of or with respect to any other matter involving any Environmental Laws relating to operations in the Leased Premises or relating to any Person for whom it is in law responsible or any notice from any other party concerning any release or alleged release of any Pollutants; and

(c)

permit the Landlord to:

(i)

enter and inspect the Leased Premises and the operations conducted therein; and

(ii)

conduct tests and environmental assessments or appraisals; and

(iii)

remove samples from the Leased Premises; and

(iv)

examine and make copies of any documents or records relating to the Leased Premises and interview the Tenant's employees as necessary; and

(d)

promptly notify the Landlord of the existence of any Pollutant in the Project.

(4)

Environmental Indemnification - The Tenant shall indemnify and hold the Landlord harmless at all times from and against any and all losses, damages, penalties, fines, costs, fees and expenses (including legal fees on a solicitor and client basis and Consultant's fees and expenses) resulting from:

(a)

any breach of or non-compliance with the foregoing environmental covenants of the Tenant; and

(b)

any legal or administrative action commenced by, or claim made or notice from, any third party, including, without limitation, any governmental authority, to or against the Landlord and pursuant to or under any Environmental Laws or concerning a release or alleged release of Pollutants at the Leased Premises into the environment and related to or as a result of the operations of the Tenant or those acting under its authority or control at the Leased Premises, and any and all costs associated with air quality issues, if any.

[If Rider 1 (Section 9.05) is attached to this Lease this Section will be deleted and initialled and the terms and conditions stated on Rider 1 will govern the relationship between the Landlord and the Tenant with respect to environmental issues.]

ARTICLE 10.00
DAMAGE AND DESTRUCTION

10.01

Limited Damage to Leased Premises, Access or Services - If during the Term, the Leased Premises or any part thereof, or other portions of the Building providing access or Services essential to the Leased Premises, shall be destroyed or damaged by any hazard against which the Landlord is obligated to insure pursuant to Section 9.01, the Landlord, if permitted by law so to do, shall proceed with reasonable diligence to rebuild and restore or repair the Leased Premises or comparable premises or such access routes or Service systems, as the case may be, in conformance with current laws to the extent of insurance proceeds received. The covenants of the Tenant to repair shall not include any repairs of damage required to be made by the Landlord under this Section 10.01, except that the Tenant shall be responsible for its Leasehold Improvements, fixtures and equipment in, on or about the Leased Premises. Rent payable by the Tenant shall abate from the date of such damage or destruction to the date of substantial completion of the Landlord's work as determined by the Landlord's architect or engineer or restoration of access or Services, as the case may be. If less than all of the Leased Premises is destroyed or damaged as contemplated in this Section 10.01, Rent payable by the Tenant shall abate from the date of such damage or destruction to the date of substantial completion of the Landlord's work in the same proportion as the Rentable Area of the Leased Premises so damaged or destroyed is of the total Rentable Area of the Leased Premises.

10.02

Major Damage to Leased Premises - Notwithstanding anything contained in this Lease to the contrary, if the Leased Premises shall be damaged or destroyed by any hazard against which the Landlord is obligated to insure under this Lease; and if in the opinion of the Landlord's architect or engineer, given within thirty (30) business days of the happening of said damage or destruction, said damage or destruction is to the extent that the Leased Premises shall be incapable of being rebuilt or repaired or restored with reasonable diligence within six (6) months after the occurrence of such damage or destruction, then the Landlord may, at its option, terminate this Lease by notice in

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writing to the Tenant effective thirty (30) days after the notice. If such notice is given by the Landlord under this Section 10.02, then this Lease shall terminate on the date of such notice and the Tenant shall immediately surrender the Leased Premises and all interest therein to the Landlord and Rent shall be apportioned and shall be payable by the Tenant only to the date of such damage or destruction and the Landlord may re-enter and repossess the Leased Premises.

10.03

Damage to Building - Notwithstanding anything to the contrary contained in this Lease or that the Leased Premises may not be affected, if in the reasonable opinion or determination of the Landlord or the Landlord's architect or engineer, rendered within thirty (30) business days of the happening of damage or destruction, the Building shall be damaged or destroyed to the extent that any one or more of the following conditions exist:

(a)

in the reasonable opinion of the Landlord the Building must be totally or partially demolished, whether or not to be reconstructed in whole or in part; or

(b)

in the reasonable opinion of the Landlord's architect or engineer the Building shall be incapable of being rebuilt or repaired or restored with reasonable diligence within six (6) months after the occurrence of such damage or destruction; or

(c)

any tenant of the Building which, in the Landlord's absolute discretion, is a major tenant of the Building becomes entitled to terminate its lease as a result of such damage or destruction; or

(d)

more than thirty-five (35%) percent of the Rentable Area of the Building is damaged or destroyed as reasonably determined by the Landlord's architect or engineer; or

(e)

any or all of the heating, ventilating, air conditioning, electrical, mechanical or elevator systems in the Building are damaged or destroyed as reasonably determined by the Landlord's architect or engineer;

then the Landlord may at its sole option terminate this Lease by notice in writing to the Tenant effective thirty (30) days after the notice. If notice is given by the Landlord under this Section 10.03, then this Lease shall terminate from the date of such notice and the Tenant shall immediately surrender the Leased Premises and all interest therein to the Landlord and Rent shall be apportioned and shall be payable by the Tenant only to the date of such notice and the Landlord may thereafter re-enter and repossess the Leased Premises. If the Building is damaged to the extent described in this Section 10.03 and the Landlord does not terminate this Lease, the Landlord will rebuild or repair the Building to base building standards, but the rebuilt or repaired Building may be different in configuration and design from that comprising the Project prior to the damage or destruction.

10.04

No Abatement - Except as specifically provided in this Article 10.00, there shall be no abatement of Rent and the Landlord shall have no liability to the Tenant by reason of any injury to, toss of or interference with the Tenant's business or property arising directly or indirectly from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom or to any portion of the Building or the Leased Premises.

10.05

Notify Landlord - The Tenant shall immediately notify the Landlord or its representative in the Project of any accident or defect in the Project, the Leased Premises or any systems thereof and, as well, of any matter or condition which may cause injury or damage to the Project or any person or property located therein.

10.06

Expropriation - If at any time during the Term the whole or any part of the Leased Premises shall be taken by any lawful power or authority by the right of Expropriation, the Landlord may, at its option, give notice to the Tenant of termination of this Lease either in its entirety or only insofar as it affects the part of the Leased Premises taken by the lawful power or authority by right of Expropriation, on the date when the Tenant or the Landlord is required to yield up possession thereof to the Expropriating authority. Upon such termination, or upon termination by operation of law, as the case may be, the Tenant shall immediately surrender the Leased Premises or the part of the Leased Premises taken by the Expropriating authority, as the case may be, and all its interest therein, and Rent shall abate and be apportioned to the date of termination and the Tenant shall forthwith pay to the Landlord the apportioned Rent and all other amounts which may be due to the Landlord up to the date of termination. The Tenant shall have no claim upon the Landlord for the value of its property or the unexpired Term, but the parties shall each be entitled separately to advance their claims for compensation for the loss of their respective interests in the Leased Premises so taken, and the parties shall each be entitled to receive and retain such compensation as may be awarded to each respectively. However, to the extent that a part of the Project other than the Leased Premises is Expropriated the full proceeds paid or awarded will belong solely to the Landlord and the Tenant will assign to the Landlord any rights it might have or acquire in respect of the proceeds or awards and will execute those documents that the Landlord reasonably requires in order to give effect to this intention.

Where used in this Section 10.06 "Expropriation" means expropriated by a governmental or municipal authority, or transferred, conveyed or dedicated in contemplation of a threatened expropriation and "Expropriated" and "Expropriating" have corresponding meanings.

ARTICLE 11.00
DEFAULT

11.01

Arrears - The Tenant shall pay monthly to the Landlord interest at a rate per annum equal to the lesser of the Prime Rate plus five (5%) percent and the maximum rate permitted by applicable law upon all Rent required to be paid hereunder from the due date for payment thereof until the same is fully paid and satisfied.

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In addition to the interest charges, in order to cover the extra expense involved in handling delinquent payments, the Tenant, at the Landlord's sole option, shall pay a "Late Charge" of One Hundred Dollars ($100.00) when any instalment of Rent is received by the Landlord after the relevant due date thereof.

In addition, if any cheque presented to the Landlord by the Tenant representing payment of Rent is not honoured by the Tenant's bank or such cheque is returned to the Landlord indicating that there are not sufficient funds in the Tenant's account to honour such cheque, the Tenant shall pay to the Landlord a "N.S.F. Charge" of Fifty Dollars ($50.00) for the first such occurrence; One Hundred and Fifty Dollars ($150.00) for the second such occurrence; and Two Hundred and Fifty Dollars ($250.00) for each such successive occurrence thereafter, It is hereby understood and agreed that the Late Charge and the N.S.F. Charge is charged as Additional Rent, and not as a penalty or interest, for the purpose of defraying the Landlord's expenses incident to the processing of such overdue payments and that such Additional Rent is due and payable on and from the day immediately following the due date of such overdue payments or, if no due date is specified in this Lease, then on the tenth (100') day following demand for same by the Landlord.

At the sole option of the Landlord and upon notice to the Tenant, the amount of the Late Charge and the N.S.F. Charge shall be subject to increase for each succeeding Lease Year on the basis of the increase in C.P.I. for such Lease Year over the said index for the previous Lease Year.

11.02

Costs of Enforcement - The Tenant shall indemnify the Landlord against all costs and charges (including legal fees on a solicitor and client basis) reasonably incurred either during or after the Term in enforcing payment of Rent hereunder and in obtaining possession of the Leased Premises after default of the Tenant or upon expiration or earlier termination of this Lease or in enforcing any covenant, proviso or agreement of the Tenant herein contained. All such costs and charges shall be paid by the Tenant to the Landlord forthwith upon demand.

11.03

Performance of Tenant's Obligations - All covenants and agreements to be performed by the Tenant under any of the terms of this Lease shall be performed by the Tenant, at the Tenant's sole cost and expense, and without any abatement of Rent. If the Tenant fails to perform any act to be performed by it hereunder, then, in the event of an emergency, either real or perceived, or if the failure continues for ten (10) days following notice thereof, the Landlord may (but shall not be obligated to) perform the act without waiving or releasing the Tenant from any of its obligations relative thereto. All sums paid and costs incurred by the Landlord in so performing the act, plus twenty (20%) percent of the cost for overhead and supervision together with interest thereon at the rate set out in Section 11.01 from the date payment was made or such cost incurred by the Landlord, shall be payable by the Tenant to the Landlord on demand.

11.04

Events of Default - If and whenever:

(a)

all or any part of the Rent hereby reserved is not paid when due; or

(b)

the Term or any goods, merchandise, stock in trade, chattels or equipment of the Tenant or any Indemnifier is or are seized or taken or exigible in execution or in attachment or if a creditor takes possession thereof or if a writ of execution is issued against the Tenant or any Indemnifier; or

(c)

the Tenant or any Indemnifier or any Person bound to perform the obligations of the Tenant in this Lease either as guarantor or indemnifier or as one of the parties constituting the Tenant takes any steps in furtherance of or suffers any order to be made for its winding-up or other termination of its corporate existence or becomes insolvent or commits an act of bankruptcy or becomes bankrupt or takes the benefit of any statute that may be in force for bankrupt or insolvent debtors or becomes involved in voluntary or involuntary winding-up proceedings or if a receiver or receiver/manager shall be appointed for all or any part of the business, property, affairs or revenues of the Tenant or such Indemnifier or Person; or

(d)

the Tenant makes a bulk sale of its goods or moves or commences, attempts or threatens to move its goods, chattels and equipment, or any of them, out of the Leased Premises (other than in the normal course of its business) or ceases to conduct business in the Leased Premises; or

(e)

the Tenant fails to move into or take possession of the Leased Premises or vacates or abandons the Leased Premises in whole or in part or fails to actively carry on business therein; or

(f)

the Tenant or any Indemnifier or any Person bound to perform the obligations of the Tenant pursuant to this Lease either as guarantor or indemnifier or as one of the parties constituting the Tenant fails to observe, perform and keep each and every covenant, agreement, provision, stipulation and condition herein contained to be observed, performed and kept by the Tenant or the Indemnifier (other than payment of Rent) and persists in the failure after ten (10) days' notice by the Landlord requiring the Tenant to remedy, correct, desist or comply (or if any breach would reasonably require more than ten (10) days to rectify, unless the Tenant commences rectification within the 10 day notice period and thereafter promptly, effectively and continuously proceeds with the rectification of the breach); or

(g)

any Transfer occurs except as permitted by and in accordance with Article 12.00; or

(h)

any Pollutant is present in the Leased Premises without the prior written consent of the Landlord or otherwise than in compliance with all terms and conditions imposed by the Landlord in giving its consent thereto; or

(i)

a report or statement required from the Tenant under this Lease is false or misleading except if it results from an innocent clerical error as determined by the Landlord; or

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(j)

any policy of insurance taken out by either the Landlord or the Tenant with respect to the Project shall be cancelled by reason of any act or omission of the Tenant; or

(k)

the Tenant fails to observe and perform the rules and regulations; or

(I)

the use of the Leased Premises is not in accordance with that set out in Item 9 of the Term Sheet;

then the Landlord shall be entitled to any or all of those remedies set out in Section 11.05.Each of the foregoing circumstances constitutes an "Event of Default" for the purposes of this Lease.

11.05

Remedies on Default - Upon the happening of an Event of Default the Landlord may, at its option, and in addition to and without prejudice to all rights and remedies of the Landlord available to it either by any other provision of this Lease or by statute or the genera] law:

(a)

be entitled to the full amount of the current month's and the next ensuing three (3) months' instalments of Rent which shall immediately become due and payable and the Landlord may immediately distrain for the same, together with any arrears then unpaid; or

(b)

without notice or any form of legal process, forthwith re-let or sublet the Leased Premises or any part or parts thereof for whatever term or terms and at whatever rent and upon whatever other terms, covenants and conditions the Landlord considers advisable including, without limitation, the payment or granting of inducements all on behalf of the Tenant; and on each such re-letting or subletting the rent received by the Landlord therefrom will be applied first to reimburse the Landlord for any such inducements and for any expenses, capital or otherwise, incurred by the Landlord in making the Leased Premises ready for re-letting or subletting; and secondly to the payment of any costs and expenses of re-letting or subletting including brokerage fees and legal fees on a solicitor and client basis; and third to the payment of Rent; and the residue, if any, will be held by the Landlord and applied to payment of Rent as it becomes due and payable. If rent received from re-letting or subletting during any month is less than Rent to he paid during that month hereunder, the Tenant will pay the deficiency which will be calculated and paid monthly on or before the first day of every month; and no re-letting or subletting of the Leased Premises by the Landlord or entry by the Landlord or its agents upon the Leased Premises for the purpose of re-letting or subletting or other act of the Landlord relating thereto including, without limitation, changing or permitting a subtenant to change locks, will be construed as an election on its part to terminate this Lease unless a written notice of termination is given to the Tenant; and if the Landlord elects to re-let or sublet the Leased Premises without terminating, it may afterwards elect to terminate this Lease at any time by reason of any Event of Default then existing; or

(c)

seize and sell such goods, chattels and equipment of the Tenant as are in the Leased Premises and the Landlord may, but shall not be obligated to, apply the proceeds thereof to all Rent to which the Landlord is then entitled under this Lease. Any such sale may be effected by public auction, private sale or otherwise, and either in bulk or by individual item, or partly by one means and partly by another, all as the Landlord in its sole discretion may decide; or

(d)

terminate this Lease by leaving upon the Leased Premises notice in writing of the termination, and such termination shall be without prejudice to the Landlord's right to damages, it being agreed that the Tenant shall pay to the Landlord on demand as damages the loss of income of the Landlord to be derived from this Lease and the Leased Premises for the unexpired portion of the Term had it not been terminated; or

(e)

 re-enter into and upon the Leased Premises or any part thereof in the name of the whole and repossess and enjoy the same as of Landlord's former estate, anything herein contained to the contrary notwithstanding;

and the Tenant shall pay to the Landlord forthwith upon demand all expenses of the Landlord in re-entering, terminating, re-letting, collecting sums due or payable by the Tenant or realizing upon assets seized or otherwise exercising its rights and remedies under this Section 11.05 including tenant inducements, leasing commissions, legal fees on a solicitor and client basis and all disbursements and the expense of keeping the Leased Premises in good order, repairing the same and preparing the same for re-letting.

In addition, and without limiting the generality of the foregoing provisions of this Section 11.05, upon the happening of an Event of Default, and whether or not this Lease is terminated in accordance with such provisions: (i) the Landlord shall have no further liability to pay to the Tenant or any third party any amount on account or in respect of a refund of any Security Deposit, prepaid Rent or prepaid Taxes or any tenant inducement, leasehold improvement allowance, lease takeover or lease subsidy or any other concession or inducement otherwise provided to the Tenant under or with respect to this Lease, and any Rent free period otherwise provided to the Tenant hereunder shall be null and void and of no further force or effect and Rent shall be payable in full hereunder without regard to any such Rent free period; and (ii) any cash allowance, inducement payment, and the value of any other benefit paid to or conferred on the Tenant by or on behalf of the Landlord in connection with the Leased Premises or this Lease shall be recoverable in full as additional Rent and shall be payable to the Landlord on demand.

11.06

Availability of Remedies - The Landlord may from time to time resort to any or all of the rights and remedies available to it upon the occurrence of an Event of Default either by any provision of this Lease or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, and the express provisions herein as to certain rights and remedies are not to be interpreted as excluding any other or additional rights or remedies available to the Landlord by statute or the general law.

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11.07

Waiver - If the Landlord shall overlook, excuse, condone or suffer any default, breach or non-observance by the Tenant of any obligation hereunder, this shall not operate as a waiver of the obligation in respect of any continuing or subsequent default, breach or non-observance and no such waiver shall be implied but shall only be effective if expressed in writing.

The Landlord's acceptance of Rent after a default is not a waiver of any preceding default under this Lease even if the Landlord knows of the preceding default at the time of acceptance of the Rent. No term, covenant or condition of this Lease shall be considered to have been waived by the Landlord or the Tenant unless the waiver is in writing. The Tenant waives any statutory or other rights in respect of abatement, set-off or compensation in its favour that may exist or come into existence hereafter with respect to Rent.

11.08

Waiver of Exemption and Redemption - Notwithstanding anything contained in any statute now or hereafter in force limiting the right of distress, none of the Tenant's goods or chattels in the Leased Premises at any time during the Term shah be exempt from levy by distress for Rent in arrears, and this agreement of the Tenant in this Section may be pleaded as an estoppel against the Tenant.

11.09

Companies' Creditors Arrangement Act - By virtue of its interest in this Lease, the importance 0of the Tenant continuing to carry on business in the Leased Premises in accordance with this Lease, and the Landlord's entitlement to damages where this Lease is terminated by reason of an Event of Default, the Landlord does and will (despite any changes in circumstances of the Tenant or its business) constitute a separate class or category of creditor in any plan of arrangement or other proposal submitted by or on behalf of the Tenant under the Companies' Creditors Arrangement Act (Canada) or any similar legislation for bankrupt or insolvent debtors.

ARTICLE 12.00
ASSIGNMENT, SUBLETTING AND OTHER TRANSFERS

12.01

Request for Consent - The Tenant shall not effect a Transfer of this Lease or of all or part of the Leased Premises without the prior consent in writing of the Landlord, which consent shall not, provided no Event of Default has occurred, be unreasonably withheld. Provided that the Tenant shall, at the time the Tenant shall request the consent of the Landlord, deliver to the Landlord such information in writing (herein called the "required information") as the Landlord may reasonably require respecting the proposed Transferee including, without limitation, the name, address, nature of business, financial responsibility and standing of such proposed Transferee. Provided further that after receiving such request, the Landlord shall have the right, at its option, to terminate this Lease if the request relates to all of the Leased Premises or, if the request relates to a portion of the Leased Premises only, to terminate this Lease with respect to such portion, by giving, within ten (10) days after receiving the required information, not less than thirty (30) days nor more than sixty (60) days written notice of termination to the Tenant. In the event of such termination the Rent and other payments required to be made by the Tenant hereunder shall be adjusted to the date of termination and in the case of a partial termination, Rent shall abate in the proportion that the area of the portion of the Leased Premises for which this Lease is terminated bears to the area of the Leased Premises and this Lease shall be deemed to be amended accordingly.

If the Landlord elects to terminate this Lease as to all or part of the Leased Premises, the Tenant may by written notice (given within ten (10) days or such longer time as the Landlord may consent to in writing after receipt of the Landlord's notice of termination) notify the Landlord of the Tenant's intention to refrain from the Transfer which gave rise to the Landlord's notice of termination or of the Tenant's intention to accept such notice of termination. If the Tenant gives such written notice to the Landlord within such time period that it intends to refrain from such Transfer, then the Landlord's election to terminate this Lease in whole or in part shall become null and void. Otherwise, the Landlord's termination shall take effect on the date stipulated by the Landlord in its notice of termination.

12.02

Basis for Consent - Notwithstanding anything in the Landlord and Tenant Act, the Commercial Tenancies Act or any other statute or law and without limiting the grounds upon which a consent may be refused, the Landlord will not be deemed to be unreasonable in refusing consent when;

(a)

the giving of such consent would place the Landlord in breach of any other tenant's lease in the Project or the proposed use by the Transferee is not substantially the same as that of the Tenant;

(b)

such consent is requested for a mortgage, charge, debenture (secured by floating charge or otherwise) or other encumbrance of, or in respect of, this Lease or the Leased Premises or any part of them;

(c)

the Transferee, in the opinion of the Landlord, (I) does not have a history of successful business operation in the business to be conducted in the Leased Premises, (ii) does not have a good credit rating or a substantial net worth, or (iii) there is a history of default under other leases by the Transferee or by companies or partnerships that the Transferee was a principal shareholder of or a partner in at the time of the default;

(d)

the Transferee is an existing tenant in the Project or in any other project of the Landlord; or has been within three (3) months prior to the proposed assignment or sublease taking effect;

(e)

the Landlord has other premises in the Project available for leasing to the Transferee;

(f)

in the case of a Transfer to a subtenant of less than the entire Leased Premises, if such would result in a configuration which:

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(i)

would require access to be provided through space leased or held for lease to another Tenant or improvements to be made outside of the Leased Premises; or

(ii)

would, in the sole opinion of the Landlord, be unreasonable to attempt to re-lease to a third party;

(g)

the required information received from the Tenant or the Transferee is not sufficient in the Landlord's opinion to enable the Landlord to make a determination concerning the matters set out above;

(h)

the use of the Leased Premises by the proposed Transferee, in the Landlord's opinion arrived at in good faith, could result in excessive use of the systems or Services in the Project, be inconsistent with the image and standards of the Project or expose the occupants of the Project to risk of harm, damage or interference with their use and enjoyment thereof, or reduce the value of the Project;

(i)

the proposed Transferee pays or gives or proposes to pay or give to the Tenant money or other consideration that is reasonably attributable to the desirability of the location of the Leased Premises or to improvements thereto which are owned by the Landlord or which the Landlord has paid for in whole or in part; or

(j)

the proposed Transferee pays or proposes to pay to the Tenant an increase in rent over that payable by the Tenant under this Lease.

The Landlord shall not be liable for any claims, actions, damages, liabilities, losses or expenses of the Tenant or any proposed Transferee arising out of the Landlord's unreasonably withholding its consent to any Transfer and the Tenant's only recourse will be to bring an application for a declaration that the Landlord must grant its consent to the Transfer.

In no event shall any Transfer to which the Landlord may have consented release or relieve the Tenant or any Indemnifier from its obligations fully to perform all the terms, covenants and conditions of this Lease, the Indemnity Agreement or any renewals or extensions of this Lease or the Term, on its part to be performed and in any event the Tenant shall be liable for the Landlord's costs incurred in connection with the Tenant's request for consent as set out in Section 12.03(g).

12.03

Terms and Conditions Relating to Consents - The following terms and conditions apply in respect of a consent given by the Landlord to a Transfer:

(a)

the consent by the Landlord is not a waiver of the requirement for consent to subsequent Transfers, and no Transfer shall relieve the Tenant of its obligations under this Lease, unless specifically so provided in writing;

(b)

no acceptance by the Landlord of Rent or other payments by a Transferee is: (i) a waiver of the  requirement for the Landlord to consent to the Transfer, (ii) the acceptance of the Transferee as tenant, or (iii) a release of the Tenant or Indemnifier from its obligations under this Lease or any Indemnity Agreement;

(c)

the Landlord may apply amounts collected from the Transferee to any unpaid Rent;

(d)

the Transferor, unless the Transferee is a subtenant of the Tenant, will retain no rights under this Lease in respect of obligations to be performed by the Landlord or in respect of the use or occupation of the Leased Premises after the Transfer and will execute an Indemnity Agreement on the Landlord's standard form in respect of obligations to be performed after the Transfer by the Transferee;

(e)

the Transferee shall, when required by the Landlord, jointly and severally with the Tenant, enter into an agreement directly with the Landlord agreeing to be bound by this Lease as if the Transferee had originally executed this Lease as the Tenant, and the Tenant will not be released nor relieved from its obligations under this Lease including, without limitation, the obligation to pay Rent;

(f)

in the event that this Lease is disaffirmed, disclaimed or terminated by any trustee in bankruptcy of a Transferee, the original Tenant named in this Lease shall be deemed, upon notice by the Landlord given within :thirty (30) days of such disaffirmation, disclaimer, or termination to have entered into a lease with the Landlord, 'containing the same terms and conditions as in this Lease, with the exception of the Term of such Lease which shall :expire on the date on which this Lease would have ended save for such disaffirmation, disclaimer or termination; and

(g)

any documents relating to a Transfer or the Landlord's consent will be prepared by the Landlord or its solicitors and a reasonable administration charge of at least $250.00 and the greater of (i) a reasonable document preparation fee of at least $450.00 or (ii) those legal fees on a solicitor and client basis incurred by the Landlord will be paid to the Landlord by the Tenant on demand.

12.04

Subsequent Transfers - The Landlord's consent to a Transfer shall not be deemed to be consent to any subsequent Transfer, whether or not so stated.

12.05

Profit Rents upon Transfers - In the event of any Transfer by the Tenant by virtue of which the Tenant; receives a rent in the form of cash, goods or services from the Transferee which is greater than the Rent payable: hereunder to the Landlord, the Tenant shall pay any such excess to the Landlord in addition to all Rent payable .under this Lease, and such excess rent shall be deemed to he further Rent payable hereunder.

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12.06

Advertising - The Tenant will not advertise the Leased Premises or any part thereof as being available for leasing or this Lease as being available for transfer in any medium and will not cause or permit any such advertisement, unless the Landlord has permitted the Tenant to do so in writing and has given written approval of the wording of such advertisement.

12.07

Grant of Security Interest by Transferee - The Tenant will cause any Transferee and any new Indemnifier of this Lease to grant a mortgage, charge and security interest to the Landlord in form corresponding to the Security Interest granted in Section 15.25 by delivery of a written security agreement in form and substance satisfactory to the Landlord prior to the effective date of the Transfer.

The Tenant shall pay all costs associated with the granting and perfection of mortgages, charges and security interests granted pursuant to this Lease upon any Transfer.

ARTICLE 13.00
TRANSFERS BY LANDLORD

13.01

Sale, Conveyance and Assignment - Nothing in this Lease shall restrict the right of the Landlord to sell, convey, assign, pledge or otherwise deal with the Project, subject (except as provided in Section 13.03) only to the rights of the Tenant under this Lease.

13.02

Effect of Transfer - A sale, conveyance or assignment of the Project by the Landlord shall operate to release the Landlord from liability from and after the effective date thereof in respect of all of the covenants, terms and conditions of this Lease, express or implied, except as they may relate to the period prior to the effective date, and the Tenant shall thereafter look solely to the Landlord's successor in interest.

13.03

Subordination - Subject to Section 13.04, this Lease is and shall be subject and subordinate in all respects to any and all mortgages (including deeds of trust and mortgage) now or hereafter placed on the Building or Land and all advances thereunder, past, present and future and to all renewals, modifications, consolidations, replacements and extensions thereof. The Tenant agrees to execute promptly and in any event within ten (10) days after request therefor an instrument of subordination as may be requested.

13.04

Attornment - The Tenant agrees, whenever requested by any mortgagee (herein called the "Purchaser") taking title to the Project by reason of foreclosure or other proceedings for enforcement of any mortgage or deed of trust, or by delivery of a deed in lieu of such foreclosure or other proceeding, to attorn to such Purchaser as a tenant under all of the terms of this Lease. The Tenant agrees to execute promptly and in any event within ten (10) days after a request by any Purchaser an instrument of attornment as may be required of it.

13.05

Effect of Attornment - Upon attornment pursuant to Section 13.04, this Lease shall continue in full force and effect as a direct lease between the Purchaser and the Tenant, upon all of the same terms, conditions and covenants as are set forth in this Lease except that, after attornment, the Purchaser and its successors in title shall not be:

(a)

liable for any act or omission of the Landlord; or

(b)

subject to any offsets or defence which the Tenant might have against the Landlord; or

(c)

bound by any prepayment by the Tenant of more than one (1) month's instalment of Rent unless the prepayment shall have been approved in writing by the Purchaser or by any predecessor of the Purchaser's former interest as mortgagee in the Project.

13.06

Repurchase - The Tenant acknowledges and agrees that should theLandlord sell, convey, assign, pledge or otherwise deal with the Project, or any interest therein, or intend to deal with the Project, or any interest therein, in any manner described herein then the Landlord may, at its option, if the Landlord has provided the Tenant with Basic Rent free periods, Rent free periods and/or other inducements during the Term and/or any renewal of the Term of this Lease, reimburse the Tenant for the then present value of any then unexpired Basic Rent free periods or Rent free periods and/or other inducements provided to the Tenant under this Lease, in an amount equal to the discounted cash value thereof determined by applying the then current yield of 10 year Canadian Government Bonds plus four (4%) percent (hereinafter referred to in this Section 13.06 as the "Discounted Cash Value") to the dollar amount of such outstanding Basic Rent free periods, Rent free periods and/or other inducements and the Tenant agrees that any such periods or inducements for which it has received such Discounted Cash Value from the Landlord will no longer exist or be payable or be of any force or effect from and after the date on which such Discounted Cash Value is received by the Tenant from the Landlord. The Tenant agrees to forthwith execute any agreement prepared by the Landlord, the purpose of which agreement is to amend this Lease by deleting such Basic Rent free periods, Rent free periods and/or other inducements from the Lease for which the Tenant has received the Discounted Cash Value from the Landlord.

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ARTICLE 14.00

SURRENDER

14.01

Possession and Restoration

(1)

Upon the expiration or other termination of the Term, the Tenant shall immediately quit and surrender possession of the Leased Premises and all Leasehold Improvements, in substantially the condition in which the Tenant is required to maintain the Leased Premises, excepting only reasonable wear and tear and damage covered by Landlord's insurance under Section 9.01, and the Tenant shall deliver to the Landlord the keys, mechanical or otherwise, and combinations, if any, to the locks in the Leased Premises and entries thereto. Notwithstanding the foregoing, the Landlord shall have the right, at its sole option upon expiration or other termination of the Term, to require that the Tenant remove or cause to be removed at the Tenant's cost all or any part of Leasehold Improvements in the Leased Premises whether or not installed by or on behalf of the Tenant or installed by or on behalf of a previous tenant or during a previous term and to restore the Leased Premises and other parts of the Project affected by the installation or removal thereof to base building standards. In addition, the Landlord shall have the right, at its sole option upon expiration or other termination of the Term, to require that the Tenant remove or cause to be removed at the Tenant's cost all or any part of any wiring, cables, risers or similar installations appurtenant thereto installed by the Tenant or on the Tenant's behalf in the risers of the Building (the "Wiring") and to restore the risers and other parts of the Project affected by the installation or removal of the Wiring to their condition existing prior to the installation of the Wiring (the "Wire Restoration Work"). Notwithstanding the foregoing, the Landlord may, at its sole option, perform the Wire Restoration Work at the Tenant's sole cost and expense. Upon surrender, all right, title, and interest of the Tenant in the Leased Premises and all Leasehold Improvements located therein and in all Wiring shall cease.

(2)

Ninety (90) days (or as soon after such date as is reasonably possible) prior to the expiration of the Term the Landlord may inspect the Leased Premises to determine the extent of the Wire Restoration Work and the work required to restore the Leased Premises and other parts of the Project affected by any installation or removal of Leasehold Improvements to base building standards and upon receipt of the Landlord's estimate of the costs thereof (the "restoration costs") the Tenant shall provide to the Landlord by cash or certified cheque that amount being the restoration costs.

14.02

Tenant's Trade Fixtures and Personal Property - After the expiration or other termination of the Term or in the event of the abandonment of the Leased Premises by the Tenant, all Leasehold Improvements, trade fixtures, and personal property remaining in the Leased Premises shall be deemed conclusively to have been abandoned by the Tenant and may be appropriated, sold, destroyed or otherwise disposed of by the Landlord without notice or obligation to compensate the Tenant or to account therefor, and the Tenant shall pay to the Landlord upon written demand all of the costs incurred by the Landlord in connection therewith.

14.03

Overholding - If the Tenant remains in the Leased Premises or any part thereof after the expiration or other termination of the Term:

(a)

without the consent of the Landlord, no yearly or other periodic tenancy shall be created but the Tenant shall be bound by the terms and provisions of this Lease except any options thereby granted to the Tenant and except the Basic Rent shall be twice the amount provided for herein plus the sum of $200 daily and subject to such additional obligations and conditions as the Landlord may impose by notice to the Tenant; or

(b)

with the consent of the Landlord and agreement as to the Rent payable, in which case the tenancy shall be month-to-month at the Rent agreed and otherwise on the terms and conditions of this Lease but without any option to renew.

The Landlord may recover possession of the Leased Premises during any period with respect to which the Tenant has prepaid the amount payable under Section I 4.03(a).

The Tenant shall promptly indemnify and hold harmless the Landlord from and against all Claims against the Landlord as a result of the Tenant remaining in possession of all or any part of the Leased Premises after the expiry of the Term (including, without limitation, any compensation to any new tenant or tenants which the Landlord may elect to pay whether to offset the cost of overtime work or otherwise).

ARTICLE 15.00
GENERAL

15.01

Estoppel Certificates - The Tenant shall whenever requested by the Landlord, a prospective purchaser or any mortgagee (including any trustee under a deed of trust and mortgage) promptly, and in any event within ten (10) days after request, execute and deliver to the Landlord or to any party designated by the Landlord a certificate in writing as to the then status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the Rent payable hereunder and each element hereof and the then state of the accounts between the Landlord and the Tenant, the existence or non-existence of defaults, and any other matters pertaining to this Lease in respect of which the Landlord shall request a certificate, and provide such other information as may

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reasonably be required, including a copy of the Tenant's most recent audited financial statements. The party or parties to whom such certificates are addressed may rely upon them.

15.02

Entire Agreement - There is no promise, warranty, representation, undertaking, covenant or understanding by or binding upon the Landlord except such as are expressly set forth in this Lease, and this Lease including the Term Sheet and schedules hereto contains the entire agreement between the parties hereto.

15.03

No Registration of Leases or Notices - The Tenant shall not register or apply to register this Lease or any notice of this Lease or any interest under this Lease and waives any statutory obligation upon the Landlord to execute and deliver this Lease in registrable form. The Tenant shall, at its own cost, promptly on request discharge any registration or filing or notice that contravenes this Section. Notwithstanding the foregoing, the Landlord may elect to require this Lease or notice of this Lease be registered.

15.04

Project Name and Trademarks - The Tenant shall not refer to the Project or Building by any name other than that designated from time to time by the Landlord and the Tenant shall use the name of the Building for the business address of the Tenant but for no other purpose. Compliance with this Section shall be at the sole cost and expense of the Tenant and the Tenant shall have no claim against the Landlord for any costs or expanses incurred by the Tenant, whether direct or indirect, in complying with this Section.

15.05

Demolition / Substantial Renovation - Notwithstanding any other provision of this Lease, the Landlord may terminate this Lease at any time upon giving to the Tenant not less than twelve (12) months notice of such termination if it is the Landlord's intention to demolish, redevelop or substantially renovate all or part of the Building.

15.06

Relocation - The Landlord shall have the right, at any lime and from time to time before and during the Terms and any renewal of this Lease, to change the location of the Leased Premises from the location described in this Lease to another location of similar size and finishes anywhere else in the Building. Provided that the Landlord shall give the Tenant reasonable notice of such relocation and the Landlord shall reimburse the Tenant for all reasonable costs directly related to such relocation, but not including any indirect costs such as lost profits during the relocation period or damages for inconvenience.

15.07

"For Lease" Signs - The Landlord shall have the right during the last twelve (12) months of the Term to place upon the Leased Premises a notice of reasonable dimensions stating that the Leased Premises are "for lease" and the Tenant shall not obscure or remove such notice or permit the same to be obscured or removed.

15.08

Unavoidable Delays - If the Landlord or the Tenant (the "delayed party") shall be delayed, hindered or prevented in or from the performance of any of its covenants under this Lease by any cause not within the control of the delayed party as determined by the Landlord acting reasonably (excluding lack of finances of the delayed party), the performance of the covenant shall he excused for the period during which performance is rendered impossible and the time for performance thereof shall be extended accordingly, but this shall not excuse the Tenant from the prompt payment of Rent or from the performance of any of its other obligations under this Lease.

15.09

Limitation of Recourse - The Tenant acknowledges that, notwithstanding any other provision contained in this Lease, the obligations of and rights against the Landlord under this Lease shall be performed, satisfied and paid only out of and enforced against, and recourse hereunder shall be had only after judgment and only against, the right, title and interest of the Landlord from time to time in, and the Landlord's revenue derived from, the Project. No obligation of the Landlord hereunder or in respect hereof is personally binding upon, nor shall any resort or recourse be had, judgment issued or execution or other process levied against, the Landlord (except to the extent necessary for enforcement under the first sentence of this Section 15.09 and only for that purpose), or against any other assets or revenues of the Landlord. The only remedy against the Landlord shall be an action for damages, except that if the Tenant is of the opinion that any consent requested pursuant to Article 12.00 hereof has been wrongfully withheld, its remedies are as set out in Section 12.02.

The parties acknowledge and agree that the obligations of Morguard Real Estate Investment Trust hereunder and under all documents delivered pursuant hereto (and all documents to which this document may be pursuant) or which give effect to, or amend or supplement, the terms of this Lease are not personally binding upon any trustee hereof, any registered or beneficial holder of units (a "Unitholder") or any annuitant under a plan of which a Unitholder acts as a trustee or carrier, or any officers, employees or agents of Morguard Real Estate Investment Trust and resort shall not be had to, nor shall recourse or satisfaction be sought from, any of the foregoing or the private property of any of the foregoing, but the Project only shall be bound by such obligations and recourse or satisfaction may only be sought from the revenue of the Project.

15.10

Notice - Notice, demands, requests or other instruments required or contemplated by any provision of this Lease shall be given in writing and shall be (i) delivered in person or (ii) sent by telecopy or similar form of immediate transmission or (iii) sent by registered mail, postage prepaid, and addressed: (a) if to the Landlord at the Landlord's head office as specified in Item I of the Term Sheet, Attention: Senior Vice-President, Leasing, with a copy to the Landlord's Manager c/o the address as specified in Item I of the Term Sheet; and (b) if to the Tenant, at the Leased Premises, or, at the Landlord's option, to the Tenant's head office address as specified in Item 2 of the Term Sheet (whether or not the Tenant has departed from, vacated or abandoned the same).

Any notice, demand, request or consent shall be considered to have been given or made on the day that it is delivered by hand, or, if sent by telecopy or similar form of immediate transmission it shall be considered to have been given if received on or before 4:30 p.m. on the day of transmission (if after 4:30 p.m. it shall be deemed to have been given on the next business day following), or, if mailed, shall be deemed to have been given three (3) days following the date upon which it was mailed. Either party may from time to time by notice in writing to the

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other designate another address or addresses in Canada as the address to which notices are to be sent. If the postal service is interrupted or substantially delayed, any notice, demand, or request or other instrument shall only be delivered by one of the alternate methods stated above. A notice given by or to one Tenant is a notice by all or to all of the Persons who are the Tenant under this Lease. Any notice given to the Indemnifier or the Tenant shall be deemed to have been given simultaneously to the other of them and to all Persons bound by their obligations hereunder.

Any notice which the Landlord intends to give to the Tenant and to other tenants may be addressed by the Landlord to the group of tenants to which that notice is intended to be given described either by reference to location or other identifying aspects of the group of tenants to which the Tenant belongs.

15.11

Delegation of Authority - Subject to Section 15.13, the managing agent of the Landlord may act on behalf of the Landlord in any manner provided for herein.

15.12

Relationship of Parties - Nothing contained in this Lease shall create any relationship between the parties hereto other titan that of landlord and tenant and, if applicable, indemnifier.

15.13

Governing Law - This Lease shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the province in which the Project is situate.

15.14

Amendment or Modification - No amendment, modification or supplement to this Lease shall be valid or binding unless set out in writing and executed by the Landlord and the Tenant with the same degree of formality as the execution of this Lease.

15.15

Legal and Administration Costs - The Tenant shall indemnify the Landlord against all legal fees on a solicitor and client basis and disbursements incurred by the Landlord or by its manager or agents in connection with the negotiation, preparation and execution of any renewal, amendment, assignment, cancellation, approval or consent in connection with this Lease or Event of Default arising from this Lease, including the Landlord's reasonable administration charges. All such costs and charges shall be paid by the Tenant to the Landlord forthwith upon demand.

15.16

Construction - All of the provisions of this Lease are to be construed as covenants and agreements. If any provision of this Lease is illegal or unenforceable, it shall be considered separate and severable from the remaining provisions of this Lease which shall remain in force and be binding as though the provision had never been included.

15.17

Captions and Headings - The captions and headings contained in this Lease are for convenience of reference only and are not intended to limit, enlarge or otherwise affect the interpretation of the Articles, Sections or parts hereof to which they apply.

15.18

Interpretation - In this Lease, "herein", "hereof", "hereunder", "hereafter" and similar expressions refer to this Lease and not to any particular Article, Section or other portion thereof unless there is something in the subject matter or context inconsistent therewith. Wherever necessary or appropriate in this Lease, the plural shall be interpreted as singular, the masculine gender as feminine or neuter and vice versa; and when there are two or more parties bound by the Tenant's covenants herein contained, their obligations shall be joint and several. If the Tenant is a partnership each Person who is presently a member of such partnership and each Person who becomes a member of any successor partnership shall be and continue to be liable jointly and severally for the performance of the obligations of this Lease, whether or not such Person ceases to be a member of such partnership or successor partnership.

15.19

Time of the Essence - Time shall be of the essence hereof and no extension or variation of this Lease shall operate as a waiver of this provision.

15.20

Successors and Assigns - Subject to specific provisions contained in this Lease to the contrary, this Lease shall enure to the benefit of and be binding upon the successors and assigns of the Landlord and the heirs, executors and administrators and the permitted successors and assigns of the Tenant.

15.21

Counterparts - This Lease may be executed in counterparts and the counterparts together shall constitute an original.

15.22

Further Schedules - Any additional covenants agreements and conditions forming part of this Lease will be attached as Schedule "E" and the Tenant agrees with the Landlord to comply with the provisions of Schedule "E". If an Indemnifier is a party hereto the form of Indemnity Agreement to be executed by the Indemnifier and the Landlord as a separate agreement will be attached as Schedule "F".

15.23

Independent Legal Advice - The Tenant and the Indemnifier each acknowledge that the Landlord hereby advises the Tenant and the Indemnifier to obtain advice from independent legal counsel prior to signing this Lease and/or the Indemnity Agreement. The Tenant and the Indemnifier further acknowledge that any information provided by the Landlord is not to be construed as legal, tax or any other expert advice and the Tenant and the Indemnifier are cautioned not to rely on any such information without seeking legal, tax or other expert advice.

The Landlord and the Tenant understand, acknowledge and agree that this Lease has been freely negotiated by both parties and that, in any dispute or contest over the meaning, interpretation, validity or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

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15.24

No Offer - The Landlord will not be deemed to have made an offer to the Tenant by furnishing an unexecuted copy of this Lease with particulars inserted. Notwithstanding that a Security Deposit or payment of advance Rent is received by the Landlord when this Lease is received by the Landlord for execution, no contractual or other right will exist between the Landlord and she Tenant with respect to the Leased Premises until the Landlord, the Tenant and the Indemnifier, if any, have executed and delivered this Lease and any required Indemnity Agreement.

15.25

Landlord's Security Interest

(1)

As security for the Tenant's performance of its obligations under this Lease, including but not limited to the payment of Rent and GST, the Tenant grants to the Landlord by way of security interest, mortgage, pledge, charge, assignment and hypothec a continuing security interest (the "Security Interest") in the Tenant's present and future undertaking and all of its present and after acquired personal property and assets including without limitation the assets described in Schedule "0" attached hereto and forming part hereof and all goods (including inventory), trade fixtures and other personal property of the Tenant located from time to time on the Leased Premises and any Leasehold Improvements which the Tenant effects on or in respect of the Leased Premises (collectively the "Collateral"). The Tenant may however, prior to the occurrence of an Event of Default, sell or dispose of its inventory to its customers, in the ordinary course of business, in accordance with the terms and conditions of this Lease, without the consent of the Landlord. The Tenant will promptly execute additional documents and will provide additional information required by the Landlord from time to time in connection with the Security Interest. The Tenant authorizes the Landlord to file a financing statement and any other form of document required in connection with the Security Interest to perfect, protect or preserve its Security Interest. The Landlord's Security Interest is in addition to and not in lieu of its right of distress.

(2)

The Landlord may enforce its Security Interest upon the occurrence of an Event of Default in the manner outlined in Schedule "G" attached hereto and forming part hereof or in any other manner available at law or in equity.

(3)

The grant of the Security Interest shall not effect or result in a merger of any rights or interests of any party hereto.

(4)

To the extent permitted by law, the Tenant hereby waives its right to receive a copy of any financing statement, financing change statement or verification statement relating to the Security Interest.

(5)

The Landlord and the Tenant acknowledge that they have not agreed to postpone the time for attachment of the Security Interest with respect to existing Collateral, and that the Security Interest shall attach to after acquired Collateral as soon as the Debtor has rights in such Collateral.

15.26

Survival of Covenants and Indemnities - All obligations of the Tenant which arise during the Term pursuant to this Lease and which have not been satisfied at the end of the Term and all indemnities of the Tenant contained in this Lease shall survive the expiration or other termination of this Lease.

15.27

Exculpatory Provisions - In all provisions of this Lease containing a release, indemnity or other exculpatory language in favour of the Landlord, reference to the Landlord includes reference also to the Landlord's agents and nominee (if any) and any Person for whom it is in law responsible and the directors, officers and employees of the Landlord, its agents and nominee (if any) and any Person for whom it is in law responsible and its agents while acting in the ordinary course of their employment, it being understood and agreed that, for the purposes of this Section 15.27, the Landlord is deemed to be acting as the agent or trustee on behalf of and for the benefit of any such Person, director, officer, employee, agent or nominee.

15.28

Brokerage Commissions - The Tenant covenants that no act of the Tenant has given rise nor shall give rise to any Claims against the Landlord for any brokerage commission, finder's fee or similar fee in respect of this Lease.  The Tenant hereby indemnifies and agrees to hold the Landlord harmless from any Claims for such commission or fees with respect to this Lease except any which were directly contracted for by the Landlord.

15.29

Covenants to be Performed at Landlord's Option - Where any provision in this Lease gives the Landlord the option of having the Landlord or the Tenant perform the covenants set out in such provision, the Tenant shall perform such covenants unless the Tenant is otherwise directed by way of written notice from the Landlord.

15.30

Radiation - Only if the Landlord believes on reasonable grounds that radiation is or has been used or created by the Tenant or any Person permitted by the Tenant to be in the Leased Premises shall this Section 15.30 apply to the Tenant.

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The Tenant agrees, if so requested by the Landlord, to conduct at its own expense a survey by an accredited firm of consultants acceptable to the Landlord to determine the level of radiation in the Leased Premises, and if such levels are in excess of those allowable under Environmental Laws and set by the applicable regulatory authorities governing radiation, the Tenant agrees, at its own cost and expense and on terms and conditions approved by the Landlord, to reduce the level of radiation to a level allowable under Environmental Laws and set by such applicable regulatory authorities.

IN WITNESS WHEREOF the Landlord and the Tenant have executed this Lease as of the date first set forth above,

SIGNED, SEALED AND DELIVERED

in the presence of:

LANDLORD:

MORGUARD REAL ESTATE INVESTMENT TRUST by its agent MORGUARD INVESTMENTS LIMITED

By:	/s/ J.T Johnston
Name:	J.T. JOHNSTON
Title:	AUTHORIZED SIGNATORY
By:	/s/ Gene Fisher
Name:	GENE FISHER
Title:	AUTHORIZED SIGNATORY

I/We have the authority to bind the Corporation which has authority to bind the Trust

WITNESS to the signature of Tenant:	TENANT: CONTINENTAL RIDGE RESOURCES INC.

Signature:	/s/ Beth Connell	By:	/s/ Brian D. Fairbank
Print name:	BETH CONNELL	Name:	BRIAN D. FAIRBANK
Address:	411-935 MARINE DR.	Title:
WEST VANCOUVER, B.C V7T1A7		By:
occupation	ASSISTANT	Name:
Title:
I/We have the authority to bind the Corporation.

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SCHEDULE "A"
PLAN SHOWING LEASED PREMISES

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SCHEDULE "A-1"

LEGAL DESCRIPTION OF LAND

Lot 1
Block 22
District Lot 541
Group One
New Westminster District
Plan 15029

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SCHEDULE "B"

DEFINITIONS

"Basic Rent" means the amount set out in Item 8 of the Term Sheet payable by the Tenant to the Landlord in respect of each year of the Term.

"Rio-Medical Waste" shall mean and include the following:

(a)

(i)

surgical waste including all materials discarded from surgical procedures, including but not limited to, disposable gowns, soiled dressings, sponges, casts, lavage tubes, drainage sets, underpads and surgical gloves; and

(ii)

pathological waste including all human tissues and anatomical parts which emanate from surgery, obstetrical procedures, autopsy and laboratory; and

(iii)

biological waste including blood and blood products, excretions, exudates, secretions, suctionings and other body fluids including solid/liquid waste from renal dialysis; and

(iv)

isolation waste including all waste emanating from the care or treatment of a patient on any type of isolation or precaution except reverse (protective) isolation; and

(v)

cultures and stocks of etiologic agents and associated biologicals including, without limitation, specimen cultures, cultures and stocks of etiologic agents, wastes from production of biologicals and serums, and discarded live and attenuated vaccines; and

(vi)

laboratory waste which has come in contact with pathogenic organisms, including but not limited to, culture dishes, devices used to transfer, inoculate and mix cultures, paper and cloth which has come in contact with specimens or cultures; and

(vii)

animal carcasses exposed to pathogens in research, their bedding and other waste from such animals; and

(viii)

sharps, including any discarded article that may cause punctures or cuts, including but not limited to, needles, IV tubing with needles attached, scalpel blades, glassware, and syringes that have been removed from their original sterile containers; and

(ix)

any other wastes identified as infectious or similar wastes in any other applicable federal, provincial or municipal laws, regulations and guidelines; and

(b)

"Chemotherapy Waste" (also known as antineoplastic or cytotoxic waste) means and includes discarded items, including but not limited to, masks, gloves, gowns, empty IV tubing bags, vials, syringes and other contaminated materials which have been contaminated by chemotherapeutic drugs or antineoplastic agents; and

(c)

any waste defined as bio-medical waste under any applicable law or regulation.

"Building" means the buildings, structures and improvements from time to time during the Term erected in, upon or under the Land municipally identified in Item 3 of the Term Sheet and all alterations and additions thereto and replacements thereof.

"Capital Tax" means the applicable amount of any lax or taxes including but not limited to Large Corporations Tax payable based upon or computed by reference to the paid-up capital or place of business of the Landlord as determined for the purposes of such tax or taxes; provided that for the purposes thereof, the "applicable amount" of such tax or taxes shall mean the amount thereof that would be payable if the Project were the only establishment of the Landlord in the jurisdiction of the taxing authority or if any other establishment of the Landlord therein were located outside that jurisdiction.

"Claims" means claims, losses, actions, suits, proceedings, causes of action, demands, damages (direct, indirect, consequential or otherwise), judgments, executions, liabilities, responsibilities, costs, charges, payments and expenses including, without limitation, any professional, consultant and legal fees on a solicitor and client basis and any associated disbursements.

"Collateral" has the meaning ascribed in Section 15.25.

"Commencement Date" means the first day of the Term as specified in Item 7(a) of the Term Sheet.

"Common Elements" means the areas, facilities, utilities, improvements, equipment and installations (collectively, "elements") in the Project that, from time to time, are not intended to be leased to tenants of the Project (including, without limitation, elements within rentable premises that are intended for the benefit of tenants of the Project and their invitees and employees) or are designated from time to time as Common Elements by the Landlord and includes access roads, driveways and parking areas and facilities.

"Consultants" means any reference in this Lease to the Landlord's accountant, auditor, architect, surveyor or other consultant shall be deemed to be such duly qualified consultant appointed by the Landlord in its absolute discretion for the purposes of this Lease or of any provision hereof; and they will act in accordance with this Lease and the

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principles and standards of their professions. In determining any cost allocation the Landlord may rely on, and the parties shall be bound by, the Landlord's Consultants.

"C.P.I." means the Consumer Price Index (AD Items for Regional Cities, base year 1992=100) published by Statistics Canada (or by a successor or other governmental agency, including a provincial agency), for the city in Canada nearest the Project for which such a Consumer Price Index is published, or if the Consumer Price Index is no longer published, an index published in substitution for the Consumer Price Index or any replacement index designated by the Landlord. If a substitution is required, the Landlord shall make the necessary conversions. If the base year for the Consumer Price Index (or the substituted or replacement index) is changed by Statistics Canada (or by its successors or other governmental agency) the Landlord shall make the necessary conversion.

"Environmental Laws" shall include any domestic and foreign federal, provincial, municipal, or local laws, statutes, regulations, ordinances, guidelines, policies, judge made laws or common laws and any orders of a court or governmental authority, relating in any way to the natural or human environment (including land, surface water, groundwater, and real, personal, moveable and immoveable property), public or occupational health and safety, and the manufacture, importation, handling, use, reuse, recycling, transportation, storage, disposal, elimination and treatment of a substance, hazardous or otherwise.

"Event of Default" has the meaning ascribed in Section 11.04.

"Expropriated", "Expropriating" and "Expropriation" have the meanings ascribed in Section 10.06.

"Fiscal Year" means a period, from time to time determined by the Landlord all or part of which falls within the Term, at the end of which the Landlord's accounts in respect of the Project are balanced for auditing or bookkeeping purposes. Such period shall be twelve (12) months except when the Landlord designates a new date upon which the fiscal year shall end.

"GST" means goods and services tax being that tax payable pursuant to Parts VIII and IX of the Excise Tax Act, as amended and re-enacted from time to time and other like taxes levied from time to time and includes any blended sales tax which combines GST and provincial sales tax.

"Indemnifier" means the Person(s) who has executed or agreed to execute the agreement (the "Indemnity Agreement") in form and content attached as Schedule "F" hereto, or any other agreement in favour of the Landlord.

"Indemnity Agreement" means the agreement attached as Schedule "F".

"Land" means those lands legally described in Schedule "A-I" as same may be expanded or contracted from time to time,

"Lease" means this lease, the Term Sheet, and all Schedules attached hereto which are referred to in this lease and every properly executed instrument which by its terms amends, modifies or supplements this lease.

"Lease Year" means a period of twelve (12) consecutive full calendar months; the first Lease Year shall commence on the Commencement Date if that date occurs on the first day of a calendar month; but if it does not an occur, the first Lease Year shall commence on the first day of the calendar month next following the Commencement Date and each succeeding Lease Year shall commence on the anniversary date of the first day of the first Lease Year.

"Leased Premises" means those premises in the Building which are described and identified in Item 4 of the Term Sheet and which are marked in a distinguishing manner on the plan attached as Schedule "A".

"Leasehold Improvements" means:

(a)

all improvements fixtures, installations, alterations and additions from time to time made, erected or installed to or in the Leased Premises, in addition to, beyond or replacing the base building standards, including all partitions however affixed (including moveable and demountable partitions), millwork and affixed wall units, internal stairways, doors, hardware, light fixtures, carpeting and other applied floor finishes, and heating, ventilating and air conditioning equipment and other building services not forming part of the Landlord's base building equipment and services; and

(b)

alterations, improvements and equipment made or installed for the exclusive benefit of the Tenant elsewhere in the Project;

in either case whether or not installed by or on behalf of the Tenant and whether or not installed during the Term including, without limitation, all fixtures (whether or not trade fixtures) in the Leased Premises.

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"Operating Costs" means in respect of any Fiscal Year the total of all costs, expenses and amounts, incurred or accrued in that Fiscal Year for or with respect to ownership, management, operation, maintenance, repairs, upkeep, insurance, supervision, decoration, cleaning and upgrading of the Project and the determination and allocation of such costs, expenses and amounts, whether incurred or accrued by or on behalf of the Landlord or by or on behalf of any manager or agent of the Landlord including, without limitation and without duplication:

A.

Inclusions - if provided by the Landlord (subject to certain deductions as hereinafter set out);

(a)

the cost of providing and maintaining security, landscaping, gardening and snow and refuse removal;

(b)

the cost of healing, air conditioning and ventilating the Building and investigating and remedying air quality issues, if any;

(c)

the cost of providing hot and cold or tempered water, electricity (including lighting) and all other utilities to all parts of the Project not otherwise paid by tenants;

(d)

the cost of providing janitor, window cleaning and general cleaning services including supplies to all parts of the Project including all premises leased to tenants of the Project;

(e)

 the cost of replacement of building standard fluorescent tubes, light bulbs and ballasts in the Leased Premises and the costs of cleaning, maintaining and servicing of the electrical light fixtures in the Leased Premises if not separately invoiced pursuant to Section 7.02;

(f)

the cost of all insurance taken out and maintained by the Landlord under Article 9.00 and the cost of any deductible amount paid by the Landlord in connection with a claim under its insurance;

(g)

the rental or lease cost of all rented or leased equipment acquired for the operation or maintenance of the Project;

(h)

accounting costs incurred in connection with the Project including computations required for the imposition of charges to tenants and audit fees incurred for the determination of any costs hereunder and the reasonable costs of collecting and enforcing payment of such charges;

(i)

the cost of all equipment acquired for operation or maintenance of the Project if expensed fully in the Fiscal Year in which such equipment is acquired;

(j)

if expensed fully in the Fiscal Year in which the expense is incurred, the cost of any improvement, replacement, repair or alteration whether with respect to buildings, improvements, equipment, fixtures or otherwise and whether on-site or off-site which, in the opinion of the Landlord, is necessary to reduce or limit increases in Operating Costs or is required by the Landlord's insurance carriers or by any changes in the laws, rules, regulations or orders of any governmental authority having jurisdiction, including those necessary to comply with energy conservation, pollution and environmental control standards and the costs of any procedures required with respect thereto;

(k)

the cost of investigating, testing, monitoring, removing, enclosing, encapsulating or abating any Pollutant which is in or about the Project or any part thereof or which has entered the environment from the Project, if the Landlord is required to do so or if, in the Landlord's opinion, it is harmful or hazardous to any Person or to the Project or any part thereof or to the environment;

(I)

the cost of repairs and replacements to or in respect of the Project including those resulting from normal wear and tear and otherwise and including those necessary with respect to the window coverings, decorations, elevators and escalators (if any), roof or any parking area or facility;

(m)

the cost of repairs, replacements and improvements to systems in the Project including, without limitation, the heating, ventilating, air conditioning and energy-saving and security systems and devices;

(n)

at the Landlord's election (such election to be evidenced by the method of calculating Operating Costs for each Fiscal Year), either amortization, in an amount determined by the Landlord's accountant, of the cost (whether incurred before or during the Tenn and whether or not incurred by the party constituting the Landlord at any time or its predecessor in title or interest) of any repair, replacement, decoration or improvement of the Project not expensed within the Fiscal Year in which the expenditure was incurred and of all equipment required for the operation and maintenance of the Project not included within Operating Costs for the Fiscal Year in which the expenditure occurred in accordance with Subsections (i) and (j) above, or depreciation in an amount determined by the Landlord's accountant based on the cost (whether incurred before or during the Term and whether or not incurred by the party constituting the Landlord at any time or its predecessor in title or interest) of any of those items which the Landlord in its absolute discretion has elected to treat as capital in nature together with, in each case, an amount equal to interest at the Prime Rate plus one and one-half (1.5%) percent per annum on the undepreciated or unamortized amount thereof;

(o)

the amount of all salaries, wages and fringe benefits paid to or for the benefit of employees and others engaged either full-time or part-time in the operation or maintenance of the Project;

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(p)

amounts paid for service contracts with independent contractors;

(q)

the cost of energy audits, conservation studies and other measures taken to conserve energy or reduce costs or liability;

(r)

the cost of renting, operating and maintaining Project signs and providing directional sign age;

(s)

all other expenses of every nature incurred in connection with the maintenance and operation of the Project;

(t)

the cost of direct supervision attributable to any of the above;

(u)

all Taxes; provided that if any portion of Taxes are levied for a period not coinciding with the Fiscal Year, the amount of such Taxes included in Operating Costs in each Fiscal Year shall be that amount accruing during that Fiscal Year;

(v)

the fair rental value of space in the Building occupied by the Landlord, its manager or personnel in connection with the Services; and

(w)

any Capital Tax imposed upon the Landlord provided that if the Capital Tax payable by the Landlord in this connection is for a period not coinciding with the Fiscal Year, the amount of the Capital Tax included in Operating Costs in each Fiscal Year shall be that amount payable by the Landlord accruing during the Fiscal Year;

plus a management fee equal to that amount paid to any managing agent engaged by the Landlord in respect of management of the Project or any part thereof or the Landlord's reasonable charges in lieu thereof if the Landlord elects to self manage the Project or any part thereof, which fee shall be in keeping with the industry standard.

B.

Exclusions - Operating Costs shall exclude, without duplication and without limiting the generality of the foregoing, and except to the extent expressly included above:

(a)

debt service;

(b)

costs determined by the Landlord from time to time to be fairly allocable to the correction of initial construction faults or initial maladjustments in operating equipment but only to the extent that such costs are recovered from the contractor or others responsible;

(c)

any ground rent payable by the Landlord in respect of a lease of the Land or part thereof; and

(d)

tenant improvement allowances, leasing commissions and leasing costs.

C.

Deductions - There shall be deducted from Operating Costs:

(a)

the proceeds of insurance recovered by the Landlord applicable to damage, the cost of repair of which was included in the calculation of Operating Costs paid by the Tenant; and

(b)

amounts recovered as a result of direct charges to the Tenant and other tenants to the extent that the cost thereof was included in the calculation of Operating Costs.

"Person" means any person, partnership, corporate entity or any combination of them.

"Pollutants" means any substance which is hazardous to persons or property and includes, without limiting the generality of the foregoing:

(a)

radioactive materials;

(b)

explosives;

(c)

any substance that, if added to any air, land and/or water, would degrade or alter or form part of a process of degradation or alteration of the quality of the water, land and/or air, to the extent that it is detrimental to its use by human beings or by any animal or plant;

(d)

any solid, liquid, gas, micro-organism, sound, vibration, ray, heat, radiation, odour or combinations of any of them that is likely to alter the quality of the environment (including air, land and water) in any way and that is present in the environment in a quantity or concentration in excess of regulatory standards, or the presence of which in the environment is prohibited by regulation or is likely to affect the life, health, safety, welfare or comfort of human beings or animals or to cause damage to or otherwise impair the quality of the soil, vegetation, wildlife or property;

(e)

toxic substances;

(f)

substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental or municipal authority having jurisdiction over the Landlord, the Tenant, the Leased Premises or the Project of which the Leased Premises form a part;

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(g)

any substance the use or transportation of which or the release of which into the environment is prohibited, regulated, controlled or licensed under Environmental Laws;

(h)

anything contaminated by any Pollutant; and

(i)

Bio-Medical Waste.

"Prime Rate" means the rate of interest per annum established from time to time by The Bank of Nova Scotia (or such other bank being one of the 5 largest Canadian chartered banks as the Landlord may designate from lime to time) at its head office in Toronto, Ontario as the reference rate of interest to determine interest rates it will charge on Canadian dollar loans to its Canadian customers and which it refers to as its "prime rate".

"Project" means the Land and Building and includes, without limitation, all Common Elements.

"Properly Tax Year" means the twelve (12) month period set by the municipal taxing authorities as the period for and over which Property Taxes and where applicable business taxes are assessed, charged and payable by the owner or occupant of the Project or Leased Premises respectively, whether on a calendar or fiscal year or any other basis.

"Property Taxes" means all taxes, rates, levies, duties and assessments whatsoever whether municipal, school, provincial, parliamentary or otherwise levied, charged, imposed or assessed against the Project or upon the Landlord in respect thereof or from time to time levied, charged, imposed or assessed in the future in lieu thereof or in addition thereto, including, without limitation, those levied, charged, imposed or assessed for education, school and local improvements, from time to time payable by the Landlord or levied against the Landlord on account of its ownership or interest in or the operation of the Project; and all costs and expenses incurred by the Landlord in good faith in contesting, resisting or appealing any such taxes, rates, duties, levies or assessments including, without limitation, legal fees on a solicitor and client basis and other professional fees and interest and penalties on deferred payments. If any portion of the Project is assessed or taxed other than at the prevailing commercial assessment rates and mill rates due to the occupancy of any tenants or the nature of any tenant's operation, then the amount of such taxes, rates, levies, duties or assessments shall be adjusted to be an amount equal to the amount which would have been incurred had such portion of the Project been assessed and taxed at the prevailing commercial assessment rates and mill rates throughout the entire period for which the calculation is being made. Any tax levied on commercial property or other like tax based on the area or use of the Project or the Leased Premises or any tax on rent imposed in lieu of the foregoing taxes are included herein.

"Rent" means the aggregate of all amounts payable by the Tenant to the Landlord under this Lease. Provided that any and all amounts so payable which are collectible by the Landlord as agent of a taxing authority and which are Taxes imposed by that authority on the Tenant are included in Rent so as to determine the Landlord's rights and remedies in the case of delay or failure to pay the same notwithstanding that the same do not accrue to the Landlord as rent hereunder.

"Rentable Area" means the area of the Leased Premises, the Building or any part thereof as determined by the Landlord and which may be adjusted from dine to time to give effect to any structural or functional change and any change in the leasing pattern in the Building, and which shall be calculated in accordance with the BOMA ANSI standards ANSI Z65.1-1980 (Reaffirmed in 1989) (except to the extent altered by this definition) as follows:

(a)

in the case of premises occupying the whole of one or more floors, the Rentable Area of such premises shall he determined by measuring to and from the inside finish of permanent outer Building walls or from the glass line, whichever extends further, but shall not include stairs and elevator shafts (except stairs and elevators exclusively serving the Tenant where the Leased Premises consist of more than one floor), flues, stacks, pipe shafts and vertical ducts with their enclosing walls. Washrooms, air conditioning equipment rooms, fanrooms, janitors' closets, electrical closets, and other closets serving that floor or floors shall be included in the Rentable Area of such premises. No deductions shall be made for columns and projections necessary to the Building;

(b)

in the case of premises occupying part of a floor, the Rentable Area of such premises shall be determined by measuring from and to whichever of the following form the boundaries of such premises: the inside finish of permanent outer Building walls or from the glass line, whichever extends further; the centre of partitions which separate such premises from adjoining premises or public and/or service areas; and the office side of the corridor walls or other permanent partitions, without in any case, deduction for columns and projections necessary to the Building, and includes washrooms, air conditioning equipment rooms, fan rooms, janitors' closets, electrical closets and other closets within and serving the Leased Premises exclusively, but does not include stairs and elevator shafts supplied by the Landlord for use in common with other tenants, and flues, stacks, pipe shafts or vertical ducts with their enclosing walls within the Leased Premises; the Rentable Area as so determined shall have added thereto a portion of the area of the public and/or service areas on such floor which, without limitation, shall include corridors, elevator lobbies, washrooms, air conditioning equipment rooms, fan rooms, janitors' closets, electrical closets and other closets serving that floor. The portion of such area of the public and/or service areas so added shall be that portion from time to time which the Rentable Area of such premises bears to the Rentable Area of all premises leased or set aside from time to time for leasing by the Landlord on that floor (including such premises).

"Security Deposit" has the meaning ascribed in Section 4.02.

"Security Interest" has the meaning ascribed in Section 15.25.

"Service(s)" means those activities, personnel, facilities, systems and supplies required for the complete decoration, repair, administration, replacement, maintenance, improvement and operation of the Project.

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Revised 01/2000

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"Taxes" means comprehensively all various classes and types of taxes, rates, levies, fees, duties, charges and assessments from whatever source arising and levied, rated, imposed, assessed, conferred or chargeable against the Project, the Leased Premises or in respect of the occupancy and activity carried on therein or on account of the Landlord's ownership of or interest in the Project or on account of rents payable with respect therefor and includes Property Taxes, business taxes or any like tax or other amount levied or assessed in lieu of, in addition to, or in substitution therefor, whether or not similar to or of the foregoing character and whether or not in existence on the date hereof together with an administrative charge for allocation of Taxes and all costs and expenses incurred by the Landlord in good faith in contesting, resisting or appealing any such taxes, rates, duties, levies or assessments including, without limitation, legal fees on a solicitor and client basis and other professional fees and interest and penalties on deferred payments; but excluding income or profits taxes upon the income of the Landlord.

"Tenant's Occupancy Costs" means for each Fiscal Year the Tenant's Proportionate Share of the Operating Costs for that Fiscal Year.

"Tenant's Proportionate Share" means that proportion that the Rentable Area of the Leased Premises bears to the total Rentable Area of the Building.

"Term" means the period of time set out in Item 7 of the Term Sheet unless sooner terminated.

"Term Sheet" means the pages identified as Term Sheet attached to this Lease; and all information and particulars contained therein shall form part of this Lease.

"Transfer" means:

(a)

an assignment, sublease, licensing or other disposition by the Tenant of this Lease or any interest therein or any interest in the Leased Premises (whether or not by operation of law) or in a partnership that is the Tenant under this Lease, or a mortgage or charge (floating or otherwise) or other encumbrance of or upon this Lease by the Tenant except a Transfer that occurs on the death of the Transferor;

(b)

a parting with or sharing of possession of all or part of the Leased Premises; and

(c)

a transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition, or by subscription, of all or part of the corporate shares of the Tenant which results in a change in the effective voting control of the Tenant (unless the Tenant is a corporation whose shares are traded on a stock exchange in Canada or the United States or is a subsidiary of such a corporation).

"Transferor" and "Transferee" have meanings corresponding to the definition of "Transfer". In the case of a Transfer described in clause (c) of the definition of Transfer, the Transferor is the Person that has or would have effective voting control before the Transfer and the Transferee is the Person that has or would have effective voting control after the Transfer. The singular and plural forms of defined words and phrases shall have corresponding meanings.

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Revised 01/2000

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SCHEDULE “C”

RULES AND REGULATIONS

1.

Definition - In these rules and regulations, "Tenant" includes the employees, servants, agents, invitees, subtenants and licensees of the Tenant and others over whom the Tenant can reasonably be expected to exercise its control.

2.

Common Elements - The Landlord reserves entire control of the Common Elements and will maintain them in such manner as it deems best for the benefit of the tenants generally. The Landlord reserves the right to restrict and regulate the use of the Common Elements by the Tenant and by persons making deliveries to the Tenant.

3.

Smoking - Smoking is not permitted in the Common Elements, except as may be otherwise designated. The Landlord shall have the right, in its sole discretion, to determine whether any designated smoking area shall be established, and the size and location of any such area.

4.

Obstructions - The sidewalks, driveways, entrances, vestibules, passages, corridors, halls, elevators and stairways shall not be encumbered or obstructed by the Tenant or be used by it for any purpose other than for entrance to and exit from the Leased Premises.

5.

Deliveries - The Tenant shall not permit the parking of delivery vehicles so as to interfere with the use of any driveway, walkway, parking area, or other Common Elements. The Tenant shall ensure that deliveries of materials and supplies to the Leased Premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by the Landlord and shall promptly pay or cause to be paid to the Landlord the cost of repairing any damage in or to the Building caused by any person making such deliveries. The Landlord reserves the right to remove at the expense and risk of the owner any vehicle not using designated "Vehicle Standing" areas.

6.

Security - The Landlord may from time to time adopt appropriate systems and procedures for the security and safety of the Building including restricting access during non-business hours and the Tenant shall comply with the Landlord's reasonable requirements relating thereto.

7.

Locks - No additional locks or bolts of any kind shall be placed by the Tenant upon any of the doors or windows of the Leased Premises, nor shall any changes whatsoever be made to existing locks or the mechanics thereof except by the Landlord at its option. The Tenant shall not permit any duplicate keys to be made, but additional keys as reasonably required shall be supplied by the Landlord when requested by the Tenant in writing and at the Tenant's expense. Upon termination of the Tenant's lease, the Tenant shall surrender to the Landlord all keys to the Leased Premises and other part or parts of the Building together with any parking passes or other devices permitting entry.

8.

Antennae - The Tenant shall not mount or place an antenna or aerial of any nature on the exterior of the Leased Premises or Building.

9.

Garbage - The handling and disposal of garbage shall comply with arrangements prescribed by the Landlord from time to time. No disproportionate or abnormal quantity of waste material shall be allowed to accumulate in the Leased Premises and the cost of removal or clearing of quantities in excess of such normally provided Service may be charged to the Tenant.

10.

Repairs, Alterations and Improvements - The Tenant shall carry out repairs, maintenance, alterations and improvements in the Leased Premises only during times agreed to in advance by the Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

11.

Maintenance - The Tenant will provide adequate facilities and means to prevent the soiling of walls, floors and carpets in and abutting the Leased Premises whether by shoes, overshoes, any acts or omissions of the Tenant or otherwise.

12.

Installations and Wiring - The Tenant shall not mark, paint, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the Leased Premises and the Building except with the prior written consent of the Landlord and as it may direct. If the Tenant desires electrical or communications connections, the Landlord reserves the right to direct qualified persons as to where and how the wires should be introduced, and without such directions, no boring or cutting for wires will be permitted. No gas pipe or electric wire will be permitted which has not been ordered or authorized in writing by the Landlord.

13.

Heating, Air Conditioning and Plumbing Systems - The Tenant shall not attempt any repairs or alterations or modifications to the heating, air conditioning or plumbing systems.

14.

Water Fixtures - The Tenant shall not use the plumbing facilities for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the Tenant shall pay the cost of any breakage, stoppage or damage resulting from a violation of this provision.

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15.

Personal Use of Leased Premises - The Leased Premises shall not be used for residential, lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes as permitted under the Lease.

16.

Solicitations - The Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

17.

Heavy Articles - The Tenant shall not, in the Leased Premises or the Building, bring in, take out, position, construct, install or move anything liable to injure or destroy any part of the Building including, without limiting the generality of the foregoing, any safe, business machinery or other heavy machinery or equipment without the prior written consent of the Landlord. In giving such consent, the Landlord shall have the right, in its sole discretion, to prescribe the permitted weight and the position thereof, and the use and design of planks, skids or platforms required to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or machinery shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other machinery shall occur only by prior arrangement with the Landlord.

18.

Bicycles, Animals - The Tenant shall not bring any animals, except for seeing eye dogs, into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by the Landlord for such purposes.

l9.

Furniture and Equipment - The Tenant shall ensure that furniture, equipment and fixtures being moved into or out of the Leased Premises are moved through such entrances, elevators and corridors and at such times as may from time to time be designated by the Landlord and shall promptly pay or cause to be paid to the Landlord the cost of repairing any damage in the Building caused thereby.

20.

Heating/Cooling - The Tenant shall not use any means of heating or cooling the Leased Premises other than that provided by or specifically otherwise permitted by the Landlord.

21.

Undue Electrical Loads, Heat, Vibration - No material or equipment which could cause undue loads on electrical circuits, or undue vibration, heat or noise shall be brought into the Building or used therein by or on behalf of the Tenant, and no machinery or tools of any kind shall be affixed to or used in the Leased Premises without the prior written consent of the Landlord.

22.

Fire Regulations - No Tenant shall do or permit anything to be done in the Leased Premises or bring or keep anything therein which will in any way increase the risk of fire, or obstruct or interfere with the rights of other tenants, or violate or act at variance with the laws relating to fires or with the regulations of the fire department or the board of health. The Tenant shall cooperate in any fire drills and shall participate in all fire prevention or safety programs designated by the Landlord.

23.

Flammable Materials - No flammable oils or other flammable, dangerous or explosive materials shall he kept or permitted to be kept in the Leased Premises.

24.

Food and Beverages - Only persons approved from time to time by the Landlord may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building, or use the elevators, corridors or other Common Elements for any such purpose. The Tenant shall not permit in the Leased Premises the use of equipment for the preparation, serving, sale, distribution, or dispensing of food and beverages except with the prior written consent of the Landlord and in accordance with arrangements approved by the Landlord.

25.

Notice of Accidents - The Tenant shall give immediate notice to the Landlord in case of fire or accident in the Leased Premises or in the Building, or in case of defects therein or in any fixtures or equipment thereof, notwithstanding the Landlord may have no obligations with respect thereto.

26.

Janitorial Services - The Tenant shall not use or engage any person or persons other than the janitor or janitorial contractor of the Landlord for the purpose of any cleaning of the Leased Premises, except with the prior written consent of the Landlord.

27.

Dangerous or Immoral Activities - The Tenant shall not make any use of the Leased Premises which could result in the risk or injury to any person, nor shall the Leased Premises be used for any immoral or criminal purpose.

28.

Proper Conduct - The Tenant shall not perform any acts or carry on any practice which may damage the Common Elements or be a nuisance to any other tenant in the Project.

29.

Additional Rules and Regulations - The Landlord shall have the right to make such other and further reasonable rules and regulations as in its sole judgment may from time to time be necessary or of benefit for the safety, care, cleanliness and appearance of the Project, and for the preservation of good order therein.

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Revised 01/2000

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SCHEDULE “D”

LANDLORD'S WORK

Condition of Premises and Landlord's Work

The Leased Premises shall be delivered by the Landlord to the Tenant on an "as is" basis and the Landlord shall not be required to do any work prior to delivering possession of the Leased Premises to the Tenant except for the following:

i)

construct a demise wall to separate the Leased Premises from the adjacent vacant area not leased by the Tenant;

ii)

remove two partition walls and construct two new partition walls with a door in the Leased Premises at the locations specified on the space plan dated February 13, 2002. Repair the carpet as required in the area affected by the partition modifications;

iii)

repaint the Leased Premises and shampoo the carpets.

Any other changes to the Leased Premises required by the Tenant shall be performed in accordance with the Lease and shall be completed at the Tenant's sole expense.

Communications Equipment

The Tenant shall be responsible for the installation and maintenance of its telephones, computers and special communications equipment.

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SCHEDULE "E"

ADDITIONAL COVENANTS, AGREEMENTS AND CONDITIONS

Signage

The Landlord shall provide Building standard signage at the request of the Tenant and at the Tenant's expense. No other signage, other than the Building standard signage shall be permitted without the Landlords prior written approval,

Other Deposit

Once received, the amount of 53,703.20 shall be held by the Landlord as a deposit that will be applied on account towards the first month's gross rent including GST.

Early Access

Upon the execution of the Lease by the Tenant, the Tenant shall be permitted access to the Leased Premises whether exclusively or in common with the Landlord, its contractors, sub-contractors, or employees, for the purpose of performing any improvements required by the Tenant and to operate its business. The Tenant agrees that from the access date onwards, all the provisions of the Lease shall apply to the Tenant except for liability for payment of Basic Rent, basic taxes and operating costs. The Tenant shall pay for Basic Rent, taxes and operating costs starting on the Commencement Date on June 1, 2002. Alt Tenant's Work shall be performed in accordance with the Lease

THE AREA BELOW INTENTIONALLY LEFT BLANK

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Revised 01/2000

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SCHEDULE “F”

INDEMNITY AGREEMENT

N/A

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Revised 01/2000

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SCHEDULE “G”

SECURITY INTEREST - REMEDIES ON DEFAULT

TENANT:

CONTINENTAL RIDGE  RESOURCES INC.

ADDRESS OF LEASED PREMISES:

Suite 900 — 409 Granville Street

Vancouver, British Columbia

V6C 1T2

DATE:

February 19, 2002

1.

If the Security Interest becomes enforceable, the Landlord may, at its option;

(a)

appoint any Person as receiver or as receiver and manager of all or any part of the Collateral. The word "receiver" will include both a receiver and a receiver and manager. The Landlord may, from time to time, remove or replace any appointed receiver, or may institute proceedings in any court of competent jurisdiction for the appointment of a receiver of all or any part of the Collateral. Any receiver will have and may exercise all powers conferred upon the Landlord under this Lease. Any receiver will be considered to be the agent of the Tenant so far as the responsibility for the receiver's acts is concerned and the Landlord will not be responsible for any act or omission on the part of the receiver, whether wilful, negligent, imprudent or otherwise;

(b)

take such steps as it considers necessary or desirable to obtain possession of all or any part of the Collateral and the Tenant agrees that the Landlord may, by its servants, agents or receiver, at any time during the day or night and without prior notice, enter the Leased Premises where the Collateral may be found for the purpose of taking possession of or removing or immobilizing the Collateral or any part of it;

(c)

in connection with the realization of the Collateral, carry on all or any part of the business and undertaking of the Tenant and may enter upon, occupy and use all or any part of the property owned or used by the Tenant for such time as the Landlord sees fit, free of charge, and the Landlord will not be liable to the Tenant for any negligent or imprudent act or omission in so doing or in respect of any rent, charges, depreciation or damages in connection with such actions;

(d)

seize, collect, realize, borrow money on the security of; sell, obtain payment for, give valid receipts and discharges for, release to third parties or otherwise deal with the Collateral or any part of it in the manner, upon the terms and conditions and at the time or times as may seem to it advisable, without notice to the Tenant. The mode of disposition of the Collateral or any part of it will be in the sole discretion of the Landlord and it will be deemed to be commercially reasonable for the Landlord to dispose of the Collateral or any part of it in the ordinary course of its business. Without limiting any other rights the Landlord may have, the Landlord may purchase all or any part of the Collateral at a private sale, auction, tender, public sale or any other mode of disposition;

(e)

charge on its own behalf and pay to others reasonable sums for expenses incurred and for services rendered (including legal fees on a solicitor and client basis and fees for receivers, managers, accountants and other professionals) in connection with the Landlord's realizing the Collateral or otherwise dealing with the Collateral in accordance with the provisions of the Lease and all the sums will be payable to the Landlord on demand; or

(f)

if it deems it necessary for the proper realization of all or any part of the Collateral, pay any claim, lien, security interest or other encumbrance that may exist or be threatened against the Collateral, and the amount paid, together with all costs and expenses of the Landlord incurred in that connection, will be payable to the Landlord on demand.

2.

The Landlord shall have the right to postpone indefinitely the sale of the Collateral or any part of it and shall further have the right, pending that sale, to lease the Collateral or any part of it to any person for any period as the Landlord in its absolute discretion deems necessary in order to recover or to attempt to recover any indebtedness forming a part of the Security Interest.

3.

The Landlord shall not be liable or accountable for any failure to realize or otherwise deal with the Collateral or any part of it and will not be bound to institute proceedings for the purpose of effecting any of the foregoing or for the purpose of preserving any rights of the Landlord, the Tenant or any other person in respect of the Collateral.

All monies received or collected by the Landlord in respect of the Collateral may be applied as the Landlord deems fit.

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SCHEDULE "H"

CONTENTS OF LEASED PREMISES

The following Schedule "H" is referred to in Section 9.05, Environmental Issues, in the Lease.

All contents and materials, other than standard office furnishings, stored in the Leased Premises are as follows:

(please include, in detail, all materials, Pollutants, including but not limited to, chemicals and related items that are used and/or stored in the Leased Premises):

1.	NONE	;
2.		;
3.		;
4.		;
5.		;
6.		;
7.		;
8.		;
9.		;
10.		;
11.		;
12.		.

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Revised 01/2000

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LEASE EXTENSION AND AMENDING AGREEMENT

THIS AGREEMENT made this 29th day of November, 2005.

BETWEEN: UNITED KINGDOM BUILDING LIMITED (the "Landlord") - and - NEVADA GEOTHERMAL POWER INC. (the "Tenant") WHEREAS:	OF THE FIRST PART OF THE SECOND PART

A.

By a lease dated the 1st day of September, 2004, the Landlord leased to the Tenant for a term (the "Term") of one (1 year commencing on the 1st day of October, 2004 and ending on the 30th day of September, 2005, certain premises (the "Leased Premises") containing a certified area of five hundred seventy-seven (577 square feet shown outlined in red on the plan attached to the Lease as Schedule "A", located at Suite 900-409 Granville Street, Vancouver, BC;

B.

By agreement, the Lease was placed in holdover for a term of one (1) month commencing on the 1st day of October405 and ending on the 31st day of October, 2005, as outlined in Section 14.03, save and except for the minimum Rent, which the Landlord agreed remained at the Tenant's existing rate.

C.

The parties have agreed to extend the Term of the Lease for a further period of one (1) year so as to end on the 1st day of November, 2005, upon the terms and conditions as are contained in the Lease as amended in this agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and agreements between the parties and the sum of One Dollar ($1.00) that has been paid by each of the parties to the others, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.

The foregoing recitals are true in substance and in fact.

2.

The Term of the Lease is hereby extended for a further period of one (1) year (the "Renewal Term"), commencing on the 1st day of November, 2005, (the "Effective Date") and ending on the 31st day of October, 6, upon the same terms, covenants and conditions as are contained in the Lease, except that the Lease shall be amended pursuant to the amendments contained in Paragraph 3 of this Agreement.

3.

The parties acknowledge and agree that as and from the Effective Date, the Lease is hereby amended to provide as follows:

(a)

Item 7 of the Term Sheet of the Lease is hereby amended by adding the following:

(c) First Day of Renewal Term:	the 1st day of November, 2005
(d) Last Day of Renewal Term:	the 31st day of October, 2006

(b)

Item 8 of the Term Sheet of the Lease is hereby amended by adding the following:

For the said Renewal Term commencing the 1st day of November, 2005 and ending the 31st day of October, 2006, the Minimum Rent shall be as set forth in Schedule "E".

(c)

Schedule "E" of the Lease is hereby deleted in its entirety and replaced as attached.

(d)

“Renewal Term” means the period of time commencing on the 1st day of November, 20, set out in Item 7(c) and (d) of the Term Sheet, unless sooner terminated.

(e)

Each reference to Term contained in the Lease shall be deemed to include the Renewal Term.

(f)

For certainty, the Tenant shall have no further rights of renewal under this Lease.

4.

The Tenant represents and warrants that it has the right, full power and authority to agree to these amendments to the Lease, and other provisions contained in this Agreement.

5.

The parties confirm that the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement. It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

6.

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, permitted successors and permitted assigns as the case may be.

IN WITNESS WHEREOF of the parties hereto have executed this Agreement.

UNITED KINGDOM BUILDING LIMITED
Per:	/s/ Ben Yeung
Authorized Signature Director

Per:
Authorized Signature

I/We have the authority to bind the company.

FAIRBANK ENGINEERING LTD.
Per:	/s/ Brian Fairbank
Authorized Signature

Per:
Authorized Signature

I/We have the authority to bind the company.

SCHEDULE "E"
ADDITIONAL COVENANTS, AGREEMENTS AND CONDITIONS

Storage Space

In addition to the office space, the Landlord agrees to lease to the Tenant 100 square feet of storage space within the Leased Premises. The Landlord and Tenant agree that the Tenant will not be required to pay Rent for the storage space.

Early Termination

Notwithstanding anything else contained in this Agreement, the Landlord may terminate the Lease on sixty (60) days written notice to the Tenant, delivered at the Tenant's Leased Premises, and the Tenant may terminate the Lease on sixty (60) days written notice delivered to the Landlord at Suite 1701 — 1166 Alberni Street, Vancouver, BC V6E 3Z3.

Rent

The Landlord and Tenant agree that during the Renewal Term, the Lease shall be a gross Lease and the Tenant shall pay Minimum Rent, Operating Costs, Utilities and Property Taxes, at an amount of $750.00 plus GST per month.

ASSIGNMENT OF LEASE

THIS AGREEMENT IS DATED THE 23rd day of August, 2004.

AMONG:

CONTINENTAL RIDGE RESOURCES INC,

(the "Assignor")

OF THE FIRST PART

- and -

NEVADA GEOTHERMAL POWER INC.

(the "Assignee")

OF THE SECOND PART

- and -

UNITED KINGDOM BUILDING LIMITED

A company incorporated under the laws of Canada

(the "Landlord")

OF THE THIRD PART

WHEREAS:

A.

By a lease dated the 19th day of February, 2002 (the "Lease"), the predecessor to the Landlord leased to the Assignor, as Tenant, for a term (the "Term") of four (4) years, commencing on the 1st day of June, 2002, and ending on the 31st day of May, 2006, certain premises (the "Leased Premises") containing an area of approximately one thousand eight hundred and seventy-five (1,875) square feet shown on the plan attached to the Lease as Schedule "A", located in United Kingdom Building (the "Building"), in the City of Vancouver, Province of British Columbia.

B.

The Landlord is the current landlord of the Building.

C.

The Lease contains a covenant on the part of the Tenant not to assign the Lease without the Landlord's consent.

D.

The Assignor has agreed to assign the Lease to the Assignee subject to obtaining the Landlord's consent to such assignment.

E.

The Assignor has applied to the Landlord for the Landlord's consent to assign the Lease to the Assignee.

F.

The Landlord has agreed to grant its consent to the assignment as of the date of this Agreement (the "Effective Date"), subject to the terms and conditions herein set out.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements between the parties and the sum of One Dollar ($1.00) that has been paid by each of the parties to the other, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

I.

RECITALS

The foregoing recitals are true in substance and in fact.

2.

ASSIGNMENT

As of and from the Effective Date, the Assignor transfers, sets over and assigns the Lease and all privileges and appurtenances belonging thereto, together with the unexpired residue of the Term, and the Leased Premises and all benefits and advantages to be derived therefrom, to the Assignee.

TO HAVE AND TO HOLD the same unto the Assignee, subject to the payment of the Rent payable under the terms of the Lease and the observance and performance of the covenants and conditions in the Lease to be observed and performed on the part of the Tenant.

1

3.

DEFINITION

For the purpose of this Agreement, "Rent" includes the fixed annual Basic Rent and Tenant's Occupancy Costs payable under the Lease, and any other amounts payable by the Tenant under the Lease whether or not characterized as rent.

4.

ASSIGNOR'S COVENANTS

The Assignor covenants with the Assignee that:

a)

Despite any act of the Assignor, the Lease is a good, valid and subsisting Lease, the Rent has been duly paid up to the Effective Date, and the covenants and conditions therein to be observed and performed by the Tenant has duly observed and performed by the Assignor up to and including the day before the Effective Date.

b)

The Assignor has good right, full power and absolute authority to assign the Lease in the manner aforesaid, free and clear of all liens, mortgages, charges and encumbrances of any kind whatsoever.

c)

Subject to the payment of Rent and to the observance and performance of the terms, covenants and conditions contained in the Lease on the part of the Tenant therein to be observed and performed, from and after the Effective Date the Assignee may enter into and upon and hold and enjoy the Leased Premises for the residue of the Term granted by the Lease for its own use and benefit, without any interruption by the Assignor or by any other Person claiming through or under the Assignor.

d)

The Assignor will from time to time hereafter, at the request and cost of the Assignee, promptly execute such further assurances of the Lease as the Assignee reasonably requires.

5.

ASSIGNEE'S COVENANTS

(1)

The Assignee covenants with the Assignor that:

a)

It will at all times from and after the Effective Date and for the balance of the Term of the Lease pay the Rent at the times and in the manner provided for in the Lease and observe and perform the terms, covenants and conditions in the Lease to be observed and performed on the part of the Tenant as and when the same are required to be observed and performed under the Lease.

b)

It will indemnify and save harmless the Assignor from and against any loss, costs, and damages arising out of any non-observance or non-performance of any of the terms, covenants and conditions in the Lease to be observed and performed on the part of the Tenant.

c)

The Assignee will from time to time hereafter, at the request and cost of the Assignor, promptly execute such further assurances of the Lease as the Assignor reasonably requires.

(2)

The Assignee covenants with the Landlord that:

a)

It will at all times from and after the Effective Date and for the balance of the Term of the Lease pay the Rent at the times and in the manner provided for in the Lease, and observe and perform the terms, covenants and conditions in the Lease to be observed and performed on the part of the Tenant as and when the same are required to be observed and performed under the Lease.

b)

It will indemnify and save harmless the Landlord from and against any loss, costs and damages arising out of any non-observance or non-performance of any of the terms, covenants and conditions in the Lease to be observed and performed on the part of the Tenant.

The Assignee acknowledges that it has received a copy of the Lease and is familiar with its terms, covenants and conditions.

2

6.

LANDLORD’S CONSENT

The Landlord consents to this assignment of the Lease from the Assignor to the Assignee as of and from the Effective Date, upon and subject to the following terms and conditions:

a)

This consent does not in any way derogate from the rights of the Landlord under the Lease nor operate to release the Assignor from its obligation to observe and perform all of the terms, covenants and conditions in the Lease to be observed and performed on the part of the Tenant, and despite this assignment (or any subsequent disclaimer of the Lease) the Assignor shall remain liable for the observance and performance of all of the terms, covenants and conditions in the Lease to be observed and performed on the part of the Tenant.

b)

The Assignor releases and waives any and all rights and remedies to which it may be entitled at law, in equity or as Tenant under the Lease including, without limitation, the right to apply for relief from forfeiture or to obtain any reassignment of the Lease.

c)

This consent does not constitute a waiver of the necessity for consent to any further Transfer, which must be completed in accordance with the terms of the Lease.

d)

This consent is given upon the express understanding that the Assignor and the Assignee shall hereafter be jointly and severally responsible for and shall save the Landlord harmless and indemnify it from and against all costs including all legal costs incurred by the Landlord in connection with the Landlord's consent to the within assignment and the preparation of this Agreement and any additional documentation related thereto.

e)

By giving its consent pursuant to this Agreement, the Landlord does not hereby acknowledge or approve of any of the terms of the assignment as between the Assignor and Assignee except for the assignment of the Lease itself and except for any amendments to the Lease agreed to by all of the parties hereunder.

f)

This assignment of the Lease is deemed not to have been delivered to the Assignee by the Assignor until the consent of the Landlord has been evidenced by the execution and delivery of this Agreement by the Landlord to both the Assignor and the Assignee.

g)

The Assignor shall deliver to the Landlord, upon demand, all information necessary for the Landlord to determine the Rent owing by the Assignor to the Landlord as of the Effective Date. The parties acknowledge that in accordance with the terms of the Lease, the Landlord has received only an estimated amount on account of the Tenant's Occupancy Costs payable by the Assignor prior to the Effective Date. The Assignor shall pay to the Landlord forthwith upon demand the amount by which the actual the Tenant's Occupancy Costs payable pursuant to the Lease as calculated by the Landlord exceeds the estimated Tenant's Occupancy Costs received by the Landlord as of the Effective Date.

h)

The Assignor and the Assignee shall, at their expense, promptly execute such further documentation with respect to the Lease, as the Landlord reasonably requires from time to time.

i)

The annual Basic Rent payable pursuant to the Lease shall not be increased in accordance with the terms and conditions of the Lease.

j)

The Assignee shall not be entitled to enter into and take possession of the Leased Premises until it delivers to the Landlord (i) certificates of insurance on the Landlord's standard form or, if required by the Landlord's mortgagee, certified copies of each such insurance policy, which is required to be taken out by the Tenant pursuant to the Lease, and (ii) evidence that it has obtained all required permits, licences and approvals from all governmental authorities having jurisdiction for the carrying on by the Assignee of its permitted business in the Leased Premises.

k)

The Assignee accepts the Leased Premises in the condition in which they exist as of the Effective Date, The Landlord has no responsibility or liability for making any renovations, alterations or improvements in or to the Leased Premises. Any further

3

renovations, alterations or improvements in or to the Leased Premises shall be performed in accordance with the provisions of the Lease at the Assignee's expense.

7.

AMENDMENTS TO LEASE

As of the Effective Date, the Lease is amended as follows:

8.

CONFIRMATION

The parties confirm that the Lease is in full force and effect, as modified by this Agreement. All terms and expressions when used in this Agreement have the same meaning as they have in the Lease, unless a contrary intention is expressed in this Agreement.

9.

BINDING EFFECT

This Agreement shall inure to the benefit of the Landlord and its successors and assigns, and shall be binding upon each of the other parties hereto, and each of their heirs, executors, administrators and permitted successors and permitted assigns, respectively.

IN WITNESS WHEREOF the parties have executed this Agreement.

SIGNED AND DELIVERED	)	CONTINENTAL RIDGE RESOURCES INC.
In the presence of:

Beth Connell	)	/s/ Brian Fairbank
As to the signature of:	)	(Assignor)
)
	)	NEVADA GOETHERMAL POWER INC.
Beth Connell	)	/s/ Brian Fairbank
As to the signature of:	)	(Assignee)
)

UNITED KINGDOM BUILDING LIMITED
/s/
(Landlord)

4

ASSIGNMENT OF LEASE

THIS AGREEMENT IS DATED THE 23rd day of August, 2004

AMONG:

CONTINENTAL RIDGE RESOURCES INC.

(the "Assignor")

OF THE FIRST PART

- and -

NEVADA GEOTHERMAL POWER INC.

(the “Assignee”)

OF THE SECOND PART

- and -

UNITED KINGDOM BUILDING LIMITED

A company incorporated under the laws of Canada

(the "Landlord")

OF THE THIRD PART

WHEREAS:

A.

By a lease dated the 19th day of February, 2002 (the "Lease"), the predecessor to the Landlord leased to the Assignor, as Tenant, for a term (the "Term") of four (4) years, commencing on the 1st day of June, 2002, and ending on the 31st clay of May, 2006, certain premises (the "Leased Premises") containing an area of approximately one thousand eight hundred and seventy-five (1,875) square feet shown on the plan attached to the Lease as Schedule "A", located in United Kingdom Building (the "Building"), in the City of Vancouver, Province of British Columbia.

B.

The Landlord is the current landlord of the Building.

C.

The Lease contains a covenant on the part of the Tenant not to assign the Lease without the Landlord's consent.

D.

The Assignor has agreed to assign the Lease to the Assignee subject to obtaining the Landlord's consent to such assignment.

E.

The Assignor has applied to the Landlord for the Landlord's consent to assign the Lease to the Assignee.

F.

The Landlord has agreed to grant its consent to the assignment as of the date of this Agreement (the "Effective Date"), subject to the terms and conditions herein set out.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements between the parties and the sum of One Dollar ($1.00) that has been paid by each of the parties to the other, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.

RECITALS

The foregoing recitals are true in substance and in fact.

2.

ASSIGNMENT

As of and from the Effective Date, the Assignor transfers, sets over and assigns the Lease and all privileges and appurtenances belonging thereto, together with the unexpired residue of the Term, and the Leased Premises and all benefits and advantages to be derived therefrom, to the Assignee.

TO HAVE AND TO HOLD the same unto the Assignee, subject to the payment of the Rent payable under the terms of the Lease and the observance and performance of the covenants and conditions in the Lease to be observed and performed on the part of the Tenant.

1

3.

DEFINITIONS

For the purpose of this Agreement, "Rent" includes the fixed annual Basic Rent and Tenant's Occupancy Costs payable under the Lease, and any other amounts payable by the Tenant under the Lease whether or not characterized as rent.

4.

ASSIGNOR'S COVENANTS

The Assignor covenants with the Assignee that:

a)

Despite any act of the Assignor, the Lease is a good, valid and subsisting Lease, the Rent has been duly paid up to the Effective Date, and the covenants and conditions therein to be observed and performed by the Tenant has duly observed and performed by the Assignor up to and including the day before the Effective Date.

b)

The Assignor has good right, full power and absolute authority to assign the Lease in the manner aforesaid, free and clear of all liens, mortgages, charges and encumbrances of any kind whatsoever.

c)

Subject to the payment of Rent and to the observance and performance of the terms, covenants and conditions contained in the Lease on the part of the Tenant therein to be observed and performed, from and after the Effective Date the Assignee may enter into and upon and hold and enjoy the Leased Premises for the residue of the Term granted by the Lease for its own use and benefit, without any interruption by the Assignor or by any other Person claiming through or under the Assignor.

d)

The Assignor will from time to time hereafter, at the request and cost of the Assignee, promptly execute such further assurances of the Lease as the Assignee reasonably requires.

5.

ASSIGNEE'S COVENANTS

(1)

The Assignee covenants with the Assignor that:

a)

It will at all times from and after the Effective Date and for the balance of the Term of the Lease pay the Rent at the times and in the manner provided for in the Lease and observe and perform the terms, covenants and conditions in the Lease to be observed and performed on the part of the Tenant as and when the same are required to be observed and performed under the Lease.

b)

It will indemnify and save harmless the Assignor from and against any loss, costs, and damages arising out of any non-observance or non-performance of any of the terms, covenants and conditions in the Lease to be observed and performed on the part of the Tenant.

c)

The Assignee will from time to time hereafter, at the request and cost of the Assignor, promptly execute such further assurances of the Lease as the Assignor reasonably requires.

(2)

The Assignee covenants with the Landlord that:

a)

It will at all times from and after the Effective Date and for the balance of the Term of the Lease pay the Rent at the times and in the manner provided for in the Lease, and observe and perform the terms, covenants and conditions in the Lease to be observed and performed on the part of the Tenant as and when the same are required to be observed and performed under the Lease.

b)

It will indemnify and save harmless the Landlord from and against any loss, costs and damages arising out of any non-observance or non-performance of any of the terms, covenants and conditions in the Lease to be observed and performed on the part of the Tenant.

The Assignee acknowledges that it has received a copy of the Lease and is familiar with its terms, covenants and conditions.

2

6.

LANDLORDS CONSENT

The Landlord consents to this assignment of the Lease from the Assignor to the Assignee as of and from the Effective Date, upon and subject to the following terms and conditions:

a)

This consent does not in any way derogate from the rights of the Landlord under the Lease nor operate to release the Assignor from its obligation to observe and perform all of the terms, covenants and conditions in the Lease to be observed and performed on the part of the Tenant, and despite this assignment (or any subsequent disclaimer of the Lease) the Assignor shall remain liable for the observance and performance of all of the terms, covenants and conditions in the Lease to be observed and performed on the part of the Tenant.

b)

The Assignor releases and waives any and all rights and remedies to which it may be entitled at law, in equity or as Tenant under the Lease including, without limitation, the right to apply for relief from forfeiture or to obtain any reassignment of the Lease.

c)

This consent does not constitute a waiver of the necessity for consent to any further Transfer, which must be completed in accordance with the terms of the Lease.

d)

This consent is given upon the express understanding that the Assignor and the Assignee shall hereafter be jointly and severally responsible for and shall save the Landlord harmless and indemnify it from and against all costs including all legal costs incurred by the Landlord in connection with the Landlord's consent to the within assignment and the preparation of this Agreement and any additional documentation related thereto.

e)

By giving its consent pursuant to this Agreement, the Landlord does not hereby acknowledge or approve of any of the terms of the assignment as between the Assignor and Assignee except for the assignment of the Lease itself and except for any amendments to the Lease agreed to by all of the parties hereunder.

f)

This assignment of the Lease is deemed not to have been delivered to the Assignee by the Assignor until the consent of the Landlord has been evidenced by the execution and delivery of this Agreement by the Landlord to both the Assignor and the Assignee.

g)

The Assignor shall deliver to the Landlord, upon demand, all information necessary for the Landlord to determine the Rent owing by the Assignor to the Landlord as of the Effective Date. The parties acknowledge that in accordance with the terms of the Lease, the Landlord has received only an estimated amount on account of the Tenant's Occupancy Costs payable by the Assignor prior to the Effective Date, The Assignor shall pay to the Landlord forthwith upon demand the amount by which the actual the Tenant's Occupancy Costs payable pursuant to the Lease as calculated by the Landlord exceeds the estimated Tenant's Occupancy Costs received by the Landlord as of the Effective Date.

h)

The Assignor and the Assignee shall, at their expense, promptly execute such further documentation with respect to the Lease, as the Landlord reasonably requires from time to time.

i)

The annual Basic Rent payable pursuant to the Lease shall not be increased in accordance with the terms and conditions of the Lease.

j)

The Assignee shall not be entitled to enter into and take possession of the Leased Premises until it delivers to the Landlord (i) certificates of insurance on the Landlord's standard form or, if required by the Landlord's mortgagee, certified copies of each such insurance policy, which is required to be taken out by the Tenant pursuant to the Lease, and (ii) evidence that it has obtained all required permits, licences and approvals from all governmental authorities having jurisdiction for the carrying on by the Assignee of its permitted business in the Leased Premises.

k)

The Assignee accepts the Leased Premises in the condition in which they exist as of the Effective Date. The Landlord has no responsibility or liability for making any renovations, alterations or improvements in or to the Leased Premises. Any further renovations, alterations or improvements in or to the Leased Premises shall be performed in accordance with the provisions of the Lease at the Assignee's expense.

3

7.

AMENDMENTS TO LEASE

As of the Effective Date, the Lease is amended as follows:

8.

CONFIRMATION

The parties confirm that the Lease is in full force and effect, as modified by this Agreement. All terms and expressions when used in this Agreement have the same meaning as they have in the Lease, unless a contrary intention is expressed in this Agreement.

9.

BINDING EFFECT

This Agreement shall inure to the benefit of the Landlord and its successors and assigns, and shall be binding upon each of the other parties hereto, and each of their heirs, executors, administrators and permitted successors and permitted assigns, respectively.

IN WITNESS WHEREOF the parties have executed this Agreement.

SIGNED AND DELIVERED	)	CONTINENTAL RIDGE RESOURCES INC.
In the presence of:

Beth Connell	)	/s/ Brian Fairbank
As to the signature of:	)	(Assignor)
)
	)	NEVADA GOETHERMAL POWER INC.
Beth Connell	)	/s/ Brian Fairbank
As to the signature of:	)	(Assignee)
)

UNITED KINGDOM BUILDING LIMITED
/s/
(Landlord)

4

March 16, 2007

Mr. Brian Fairbank

Fairbank Engineering Ltd.

Suite 900 – 409 Granville Street

Vancouver, BC

V5C 1T2

Dear Mr. Fairbank

RE: LEASE EXTENSION AND AMENDINGAGREEMENT

FOR SUITE 901 – 409 GRANVILLE STREET, VANCOUVER, BC

Please find the attached copy of the fully executed Lease Extension and Amending Agreement for the above-mentioned premises at the United Kingdom Building.

Sincerely,

DODWELL REALTY LTD.

/s/ Ivy Yung

Ivy Yung

Leasing

Dodwell Realty Ltd. 1166 Alberni Street, Suite 1701, Vancouver, BC Canada V6E 3Z3

Tel. 604-689-0603 Fax: 604-688-3245 www.dodwell.bc.ca

LEASE EXTENSION AND AMENDING AGREEMENT

THIS AGREEMENT made this 22nd day of February, 2007.

BETWEEN: UNITED KINGDOM BUILDING LIMITED (the "Landlord") - and - FAIRBANK ENGINEERING LTD. (the "Tenant") WHEREAS:	OF THE FIRST PART OF THE SECOND PART

A.

By a lease dated the 191 day of September, 2004, the Landlord's predecessor in interest leased to the Tenant for a term (the "Term") of one (1) year commencing on the 1" day of October, 2004 and ending on the 30th day of September, 2005, certain premises (the "Leased Premises") containing a certified area of five hundred seventy seven (577) square feet shown outlined in red on the plan attached to the Lease as Schedule "A", located at Suite 901 - 409 Granville Street, Vancouver, BC;

B.

By a Lease Extension and Amending Agreement dated the 29th day of November, 2005, the Term of the Lease was extended for a further term of one (1) year, so as to end on the 31' day of October, 2006, on terms and conditions contained therein;

C.

By a Lease Extension and Amending Agreement dated the 5th day of October, 2006, the Term of the Lease was extended for a further term of six (6) months, so as to end on the 30th day of April, 2007, on terms and conditions contained therein;

D.

The parties have agreed to extend the Term of the Lease for a further period of six (6) months so as to end on the 31" day of October, 2007, upon the terms and conditions as are contained in the Lease as amended in this agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and agreements between the parties and the sum of One Dollar ($1.00) that has been paid by each of the parties to the others, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.

The foregoing recitals are true in substance and in fact,

2.

The Term of the Lease is hereby extended for a further period of Six (6) months (the "Third Renewal Term"), commencing on the 1st day of May, 2007, (the "Effective Date") and ending on the 30th day of October, 2007, upon the same terms, covenants and conditions as are contained in the Lease, except that the Lease shall be amended pursuant to the amendments contained in Paragraph 3 of this Agreement.

3.

The parties acknowledge and agree that as and from the Effective Date, the Lease is hereby amended to provide as follows:

(a)

Item 7 of the Term Sheet of the Lease is hereby amended by adding the following:

(e)

First Day of Third Renewal Term:

the 1st day of May, 2007

(f)

Last Day of Third Renewal Term:

the 31st day of October, 2007

(b)

Item 8 of the Term Sheet of the Lease is hereby deleted in its' entirety and replaced with the following:

For the period between the 1st day of May, 2007 and the 31" day of October, 2007, the Minimum Rent shall be as set forth in Schedule "E",

(c)

Schedule "E" of the Lease is hereby deleted in its entirety and replaced with the attached
Schedule "E".

(d)

"Third Renewal Term" means the period of time commencing on the 1st day of May, 2007, set out in Item 7(e) and (f) of the Term Sheet, unless sooner terminated.

(e)

Each reference to Term contained in the Lease shall be deemed to include the Renewal Term.

(f)

For certainty, the Tenant shall have no further rights of renewal under this Lease.

4.

The Tenant represents and warrants that it has the right, full power and authority to agree to these amendments to the Lease, and other provisions contained in this Agreement.

5.

The parties confirm that the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement. It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

6,

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, permitted successors and permitted assigns as the case maybe.

IN WITNESS WHEREOF of the parties hereto have executed this Agreement.

UNITED KINGDOM BUILDING LIMITED
Per:	/s/
Authorized Signature Director

Per:
Authorized Signature

I/We have the authority to bind the company.

FAIRBANK ENGINEERING LTD.
Per:	/s/ Brian Fairbank
Authorized Signature

Per:
Authorized Signature

I/We have the authority to bind the company.

SCHEDULE E

ADDITIONAL COVENANTS, AGREEMENTS AND CONDITIONS

Storage Space

In additional to the office space, the Landlord agrees to lease to the Tenant 100 square feet of storage space with the Leased Premises. The Landlord and Tenant agree that the Tenant will not be required to pay Rent for the storage space.

Early Termination

Notwithstanding anything else contained in this Agreement, the Landlord may terminate this Lease on sixty (60) days written notice to the Tenant, delivered at the Tenant's Leased Premises, and the Tenant may terminate the Lease on sixty (60) days written notice delivered to the Landlord at Suite 1701 — 1166 Alberni Street, Vancouver, BC, V6E 3Z3.

Rent

The Landlord and Tenant agree that during the Renewal Term, the Lease shall be a gross Lease and the Tenant shall pay Minimum Rent, Operating Costs and Property Taxes, at an amount of $750.00 plus GST per month.